                                                                  Exhibit 10.1.2
                                                                  EXECUTION COPY

================================================================================

                                U.S. $95,000,000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of February 27, 2004

                                      Among

                          CROWLEY MARITIME CORPORATION

                                   as Borrower

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders

                                       and

                               CITICORP USA, INC.

                  as Administrative Agent and Collateral Agent

                                       and

                          CITIGROUP GLOBAL MARKETS INC.

                                   as Arranger

                                       and

                                 CITIBANK, N.A.

                                 as Issuing Bank

================================================================================

              Second Amended and Restated Crowley Credit Agreement

                                Table of Contents

                                                                                                    Page
                                                                                                    ----
Article I DEFINITIONS AND ACCOUNTING TERMS......................................................      1
         Section 1.01.     Certain Defined Terms................................................      1
         Section 1.02.     Computation of Time Periods..........................................     18
         Section 1.03.     Accounting Terms.....................................................     18

Article II AMOUNTS AND TERMS OF THE ADVANCES....................................................     19
         Section 2.01.     The Advances.  (a) Revolving Credit Advances.........................     19
         Section 2.02.     Making the Revolving Credit Advances.................................     19
         Section 2.03.     Fees ................................................................     20
         Section 2.04.     Termination or Reduction of the Commitments..........................     20
         Section 2.05.     Repayment of Advances................................................     21
         Section 2.06.     Interest ............................................................     21
         Section 2.07.     Interest Rate Determination..........................................     21
         Section 2.08.     Optional Conversion of Advances......................................     22
         Section 2.09.     Prepayments..........................................................     22
         Section 2.10.     Increased Costs......................................................     23
         Section 2.11.     Illegality...........................................................     23
         Section 2.12.     Payments and Computations............................................     24
         Section 2.13.     Taxes ...............................................................     25
         Section 2.14.     Sharing of Payments, Etc.............................................     26
         Section 2.15.     Use of Proceeds......................................................     27
         Section 2.16.     Issuance of and Drawings and Reimbursement Under Letters of Credit...     27
         Section 2.17.     Increase in Commitments..............................................     31

Article III CONDITIONS TO EFFECTIVENESS AND LENDING.............................................     33
         Section 3.01.     Conditions Precedent to Initial Extension of Credit..................     33
         Section 3.02.     Conditions Precedent to Each Borrowing and Issuance, Etc.............     34

Article IV REPRESENTATIONS AND WARRANTIES.......................................................     35
         Section 4.01.     Representations and Warranties of the Loan Parties...................     35

Article V COVENANTS OF THE BORROWER.............................................................     40
         Section 5.01.     Affirmative Covenants................................................     40
         Section 5.02.     Negative Covenants...................................................     45
         Section 5.03.     Reporting Requirements...............................................     52
         Section 5.04.     Financial Covenants..................................................     55

Article VI EVENTS OF DEFAULT....................................................................     55
         Section 6.01.     Events of Default....................................................     55
         Section 6.02.     Actions in Respect of the Letters of Credit upon Default.............     58

Article VII BORROWER GUARANTY...................................................................     59
         Section 7.01.     Guaranty ............................................................     59
         Section 7.02.     Guaranty Absolute....................................................     59
         Section 7.03.     Waivers and Acknowledgments..........................................     60
         Section 7.04.     Subrogation..........................................................     60
         Section 7.05.     Continuing Guaranty..................................................     61

              Second Amended and Restated Crowley Credit Agreement

                                                                                                    Page
                                                                                                    ----
Article VIII the agents.........................................................................     61
         Section 8.01.     Authorization and Action.............................................     61
         Section 8.02.     Agent's Reliance, Etc................................................     62
         Section 8.03.     CUSA and Affiliates..................................................     62
         Section 8.04.     Lender Party Credit Decision.........................................     62
         Section 8.05.     Indemnification......................................................     62
         Section 8.06.     Successor Agents.....................................................     63

Article IX MISCELLANEOUS........................................................................     64
         Section 9.01.     Amendments, Etc......................................................     64
         Section 9.02.     Notices, Etc.........................................................     65
         Section 9.03.     No Waiver; Remedies, Entire Agreement................................     65
         Section 9.04.     Costs and Expenses...................................................     65
         Section 9.05.     Right of Set-off.....................................................     67
         Section 9.06.     Binding Effect.......................................................     67
         Section 9.07.     Assignments and Participations.......................................     67
         Section 9.08.     Execution in Counterparts............................................     69
         Section 9.09.     No Liability of the Issuing Bank.....................................     70
         Section 9.10.     Confidentiality......................................................     70
         Section 9.11.     Release of Collateral................................................     70
         Section 9.12.     Patriot Act Notification.............................................     70
         Section 9.13.     JURISDICTION, ETC....................................................     71
         Section 9.14.     GOVERNING LAW........................................................     71
         Section 9.15.     WAIVER OF JURY TRIAL.................................................     71

              Second Amended and Restated Crowley Credit Agreement

Schedules

Schedule I            -    Commitments and Applicable Lending Offices
Schedule II           -    Existing Letters of Credit
Schedule III          -    Existing Indebtedness; Guaranty Obligations; Liens
Schedule IV           -    Designated Account Parties
Schedule V            -    Ownership of the Borrower
Schedule VI           -    Disclosed Litigation
Schedule VII          -    Subsidiaries of the Borrower
Schedule VIII         -    Asset Dispositions
Schedule IX           -    Regulated Subsidiaries
Schedule X            -    Material  Subsidiaries
Schedule XI           -    Eligible Vessels and Barges; Eligible Physical Assets
Schedule XII          -    Certain Environmental Matters
Schedule XIII         -    Certain Tax Matters
Schedule XIV          -    Deposit and Securities Accounts
Schedule XV           -    Plans and Multiemployer Plans

Exhibits

Exhibit A             -    Form of Promissory Note
Exhibit B             -    Form of Notice of Borrowing
Exhibit C             -    Form of Assignment and Acceptance
Exhibit D             -    Form of Opinion of Gilmartin, Poster & Shafto,
                           counsel to the Loan Parties
Exhibit E             -    Form of Second Amended and Restated Subsdiary
                           Guaranty
Exhibit F             -    Form of Cash Collateral Agreement
Exhibit G             -    Form of First Preferred Fleet Mortgages and Amendment
                           No. 2 to the First Preferred Fleet Mortgages
Exhibit H             -    Form of Second Amended and Restated Assignment of
                           Insurances
Exhibit I             -    Form of Second Amended and Restated Assignment of
                           Freights and Hires
Exhibit J             -    Form of Borrowing Base Certificate

              Second Amended and Restated Crowley Credit Agreement

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 27, 2004 among CROWLEY MARITIME CORPORATION, a Delaware corporation, as borrower (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, CITIBANK, N.A. ("Citibank"), as issuing bank (the "Issuing Bank"), CITICORP USA, INC. ("CUSA"), as administrative agent (together with any successor agent appointed pursuant to Article VIII, the "Administrative Agent") for the Lender Parties (as hereinafter defined) and as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII, the "Collateral Agent") and CITIGROUP GLOBAL MARKETS INC., as arranger (the "Arranger").

                             PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Administrative Agent, the Collateral Agent, the Arranger and certain banks, financial institutions and other institutional lenders have entered into a credit agreement dated as of November 2, 2001 (the "Existing Credit Agreement").

                  (2) The Borrower has requested and the parties hereto have agreed to amend and restate the Existing Credit Agreement as provided herein.

                  (3) The Borrower has requested that the Lenders (as defined herein) lend to the Borrower up to $95,000,000 to refinance the Existing Credit Agreement and to provide for ongoing working capital requirements and other general corporate purposes of the Borrower and its Subsidiaries and, from time to time, issue Letters of Credit for the benefit of the Borrower and its Subsidiaries.

                  (4) Subject to the terms and conditions set forth herein, the Lender Parties agree to lend such amounts and extend such credit on the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at its office at Two Penns Way, Suite 200, New Castle, Delaware 19720, Account No. 36852248, ABA 021000089, Attention: Joseph Biado, Reference:
         Crowley Maritime, or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

                  "Advance" means a Revolving Credit Advance or a Letter of Credit Advance.

              Second Amended and Restated Crowley Credit Agreement

                  "Affiliate" means, with respect to any Person, (a) any Person (other than a Guarantor) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, or
         (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person shall mean the power, direct or indirect,
         (i) to vote 10% or more of the securities or other interests having ordinary voting power for the election of directors of such Person or of Persons serving a similar function, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agent" means any of the Administrative Agent or the Collateral Agent.

                  "Agreement" means this Credit Agreement, as amended from time to time in accordance with the terms hereof.

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Margin" means (i) for the period from the date hereof until the date upon which Administrative Agent receives the audited consolidated financial statements of the Borrower for the fiscal year ended December 31, 2003, 1.375% per annum in the case of Eurodollar Rate Advances, and 0.375% per annum in the case of Base Rate Advances and (ii) thereafter, a percentage per annum determined by reference to the ratio of Total Debt to EBITDAR as set forth below (in each case, as such percentage may be increased pursuant to Section 2.06(b)):

       TOTAL
   DEBT/EBITDAR                                              EURODOLLAR RATE
       RATIO                    BASE RATE ADVANCES              ADVANCES
----------------------------------------------------------------------------
Less than 1.5:1.0                     0.125%                     1.125%

1.5:1.0 or greater,                   0.250%                     1.250%
but less than 2.0:1.0

2.0:1.0 or greater,                   0.375%                     1.375%
but less than 2.5:1.0

2.5:1.0 or greater,                   0.500%                     1.500%
but less than 3.0:1.0

3.0:1.0 or greater                    0.675%                     1.675%

         For the purposes of this clause (ii), the Applicable Margin for each Base Rate Advance and each Eurodollar Rate Advance shall be determined by reference to the ratio of Total Debt to EBITDAR in effect from time to time; provided, however, that (A) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to subsection 5.03(b) or 5.03(c), as the case may be, and a certificate of a Responsible Officer of the Borrower demonstrating such ratio of Total Debt to EBITDAR pursuant to such subsections, (B) the Applicable Margin shall be determined as if the ratio of Total Debt to EBITDAR were greater than or equal to 3.0 to 1 for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c) and (C) no decrease in the Applicable Margin on any date shall exceed 0.25%.

              Second Amended and Restated Crowley Credit Agreement

                  "Arranger" has the meaning specified in the recital of parties to this Agreement.

                  "Asset Dispositions" has the meaning specified in Section 5.02(e).

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

                  "Assuming Lender" has the meaning specified in Section
         2.17(d).

                  "Assumption Agreement" has the meaning specified in Section 2.17(d)(ii).

                  "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by
                  Citibank in New York, New York, from time to time, as Citibank's base rate;

                           (b) the sum (adjusted to the nearest 1/16 of 1% or,
                  if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                           (c) 1/2 of one percent per annum above the Federal
                  Funds Rate.

                  "Base Rate Advance" means, as the context may require, (i) an Advance that initially bears interest at a rate determined in reference to the Base Rate as provided in Section 2.06(a)(i), or (ii) any portion of the outstanding Advances bearing interest at a rate determined in reference to the Base Rate as provided in Section 2.06(a)(i).

                  "Borrower Guaranteed Obligations" has the meaning set forth in
         Section 7.01.

              Second Amended and Restated Crowley Credit Agreement

                  "Borrowing" means a Revolving Credit Borrowing.

                  "Borrowing Base " means at any time an amount equal to (a) prior to the third anniversary of the Restatement Effective Date, 80% of the most recently determined Collateral Value, (b) on and after the third anniversary of the Restatement Effective Date and until the fourth anniversary of the Restatement Effective Date, 75% of the most recently determined Collateral Value and (c) on and after the fourth anniversary of the Restatement Effective Date, 72.5% of the most recently determined Collateral Value.

                  "Borrowing Base Availability" means at any time an amount equal to the Borrowing Base less the sum of:

                  (a) the aggregate principal amount of all outstanding Advances, and

                  (b) the aggregate Available Amount of all Letters of Credit then outstanding;

         provided, that Borrowing Base Availability shall at no time exceed the Revolving Credit Facility.

                  "Borrowing Base Certificate" means a certificate in substantially the form of Exhibit J hereto. All calculations of Borrowing Base Availability in connection with the preparation of the Borrowing Base Certificate shall originally be made by the Borrower and certified to the Collateral Agent, provided that the Collateral Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City or San Francisco and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "Cash Collateral Agreement" means a cash collateral agreement in substantially the form of Exhibit F.

                  "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender and certificates of deposit with maturities of one year or less from the date of acquisition and overnight bank deposits of any other commercial bank having capital and surplus in excess of $200,000,000, (c) commercial paper of any issuer rated at least A-2 by Standard & Poor's Ratings Group or P-2 by Moody's Investors Service, Inc., (d) additional money market investments with maturities of one year or less from the date of acquisition rated at least A-1 or AA by Standard & Poor's Ratings Group or P-1 or Aa by Moody's Investors Service, Inc. and (e) tax-exempt debt obligations of any State of the United States or of any county or other municipal governmental subdivision of any State of the United States with maturities of one year or less from the date of acquisition rated at the highest investment grade rating by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc., or publicly traded or open-end bond funds that invest exclusively in such tax-exempt debt obligations.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

              Second Amended and Restated Crowley Credit Agreement

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "CFC" means an entity that is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

                  "Change in Control" means the failure of the Crowley Family to have the power to vote or cause to be voted, directly or indirectly, in the aggregate at least 51% of the voting stock of the Borrower.

                  "Citibank " has the meaning specified in the recital of parties to this Agreement.

                  "Collateral" means the Eligible Vessels and Barges, Eligible Physical Assets and all other property of the Borrower and its Subsidiaries secured by, or intended to be secured by, the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Collateral Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Collateral Documents" means the Ship Mortgages, the Second Amended and Restated Assignments of Freights and Hires, the Second Amended and Restated Assignments of Insurances, and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Collateral Value" means, on any date for the determination the sum of Ships Value and Physical Assets Value; provided that at no time shall Physical Assets Value exceed 25% of Collateral Value.

                  "Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Commitment"; provided that each Lender's Commitment may be reduced from time to time pursuant to Section 2.04.

                  "Commitment Date" has the meaning specified in Section
         2.17(b).

                  "Commitment Fee Rate" means at any time a percentage per annum equal to 22.5% of the Applicable Margin then in effect for Eurodollar Advances.

                  "Commitment Increase" has the meaning specified in Section 2.17(a).

                  "Confidential Information" means information that any Loan Party furnishes to any Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender from a source other than the Loan Parties.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

              Second Amended and Restated Crowley Credit Agreement

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07 or 2.08.

                  "Crowley Family" means all of the following Persons: (i) Thomas B. Crowley, Jr., an individual residing as of the date hereof in Oakland, California, together with all Persons who are now or hereafter relatives of such Person; and (ii) all trusts, conservatorships and estates of or for the benefit of the Persons described in clause (i) of this defined term. (For purposes of this definition, "relative" means any individual related by affinity or consanguinity within the fourth degree as determined by the common law, or any individual in a step or adoptive relationship within such fourth degree.)

                  "CUSA" has the meaning specified in the recital of parties to this Agreement.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Default Interest" has the meaning specified in Section
         2.06(b).

                  "Designated Account Parties" means the collective reference to the Subsidiaries and Affiliates of the Borrower listed on Schedule IV and any other Person designated by the Borrower as a Designated Account Party by written notice from the Borrower to the Administrative Agent and any Issuing Bank requested to issue a Letter of Credit for the account of such Designated Account Party.

                  "Disclosed Litigation" has the meaning specified in Section 4.01(f).

                  "DNB Credit Facility" means the credit facility provided to the Borrower pursuant to the terms of that certain loan agreement and any other document related thereto effecting the transactions contemplated thereby providing for a secured term loan of up to $115,000,000, dated as of December 24, 2003, among Crowley Marine Services, Inc., as borrower, Crowley Maritime Corporation, as guarantor, the banks and financial institutions and other institutional lenders party thereto, as lenders, and Den Norske Bank ASA, acting through its New York Branch, as administrative agent and as security trustee.

                  "Dollars" and the "$" sign each means lawful money of the United States.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "EBITDA" means the operating income plus the sum of (a) depreciation expense and (b) amortization expense as reflected in the "Consolidated Statement of Operations" of the Borrower prepared in accordance with GAAP; provided that EBITDA shall be calculated on a rolling basis for the four fiscal quarters most recently ended.

              Second Amended and Restated Crowley Credit Agreement

                  "EBITDAR" means the operating income plus the sum of (a) depreciation expense, (b) amortization expense and (c) rent or lease expense ( reduced by an amount equal to 25% of the first year of time charter commitments used in the Total Debt calculation), in each case, as reflected in the "Consolidated Statement of Operations" of the Borrower prepared in accordance with GAAP; provided that EBITDAR shall be calculated on a rolling basis for the four fiscal quarters most recently ended.

                  "Eligible Assignee" means (i) a Lender; (ii) a direct or indirect wholly owned Subsidiary of any Lender or the controlling corporation of such Lender; (iii) any commercial bank organized under the laws of the United States, or any State thereof, and having combined capital and surplus in excess of $1,000,000,000; (iv) any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having combined capital and surplus in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States, in the Cayman Islands or in the country in which it is organized or another country that is described in this clause (iv); and
         (v) any other Person approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Eligible Physical Assets" means the physical assets listed on Part B of Schedule XI hereto, as such schedule may be amended from time to time at the request of the Borrower and with the consent of the Collateral Agent, or such other physical assets acceptable to the Required Lenders provided that the Collateral Agent shall have at all times a first priority and perfected lien on each such asset.

                  "Eligible Vessels and Barges" means the tug boats and barges listed on Part A of Schedule XI hereto, as such schedule may be amended from time to time at the request of the Borrower and with the consent of the Collateral Agent, provided that the Collateral Agent shall have at all times a first priority and perfected lien on each such tug boat or barge.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to public health, public safety (as such alleged injury or threat of injury to public health or public safety is related to exposure to Hazardous Materials) or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health (as it is related to exposure to Hazardous Materials), safety (as it is related to exposure to Hazardous Materials) or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

              Second Amended and Restated Crowley Credit Agreement

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                                       8

                  "Equity Interests" means, with respect to any Person, shares of Equity Interests of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of Equity Interests of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of Equity Interests of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph
         (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which deposits in U.S. dollars appear on page 3750 (or any successor page thereto) of the Dow Jones Telerate Screen two Business Days before the first day of such Interest Period and for a term comparable to such

              Second Amended and Restated Crowley Credit Agreement

         Interest Period, or (ii) if such rate does not so appear on the Dow Jones Telerate Screen on any date of determination, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which deposits in U.S. dollars appear on the Reuters Screen LIBO Page two Business Days before the first day of such Interest Period and for a term comparable to such Interest Period, provided, however, that if the Reuters Screen LIBO Page is being used to determine the Eurodollar Rate at any date of determination and more than one rate is specified thereon as the London interbank offered rate for deposits in U.S. dollars, the applicable rate shall be the average of all such rates (rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1% per annum), or (iii) if such rate does not so appear on either the Dow Jones Telerate Screen or Reuters Screen LIBO Page on any date of determination, then, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) of the rates per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Citibank's Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period. In such circumstances, the Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of the applicable rates given to and received by the Administrative Agent from Citibank two Business Days prior to the first day of such Interest Period.

                  "Eurodollar Rate Advance" means, as the context may require,
         (i) a Revolving Credit Advance that initially bears interest at a rate determined in reference to the Eurodollar Rate as provided in Section 2.06(a)(ii), or (ii) any portion of the outstanding Revolving Credit Advances bearing interest at a rate determined in reference to the Eurodollar Rate as provided in Section 2.06(a)(ii).

                  "Eurodollar Rate Tranche" is the collective reference to Eurodollar Rate Advances the Interest Periods with respect to all of which begin on the same date and end on the same later date.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Existing Advances" has the meaning specified in Section 2.02(a).

                  "Existing Credit Agreement" has the meaning specified in the Preliminary Statements to this Agreement.

                  "Existing Letters of Credit" has the meaning specified in
         Section 2.16(j).

                  "Facility" means the Revolving Credit Facility or the Letter of Credit Facility.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

              Second Amended and Restated Crowley Credit Agreement

                  "Foreign Subsidiary" means a Subsidiary which is organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

                  "GAAP" has the meaning specified in Section 1.03.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Governmental Authorization" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

                  "Group of Advances" means at any time a group of Advances consisting of (i) all Base Rate Advances outstanding at such time or
         (ii) Eurodollar Advances outstanding at such time constituting a single Eurodollar Rate Tranche at such time.

                  "Guarantor" means each Material Subsidiary, other than any Regulated Subsidiary, and any Subsidiary that has an ownership interest in any of the Eligible Vessels and Barges or Eligible Physical Assets, in each case as of the Restatement Effective Date, and thereafter each Subsidiary of the Borrower that becomes a party to the Second Amended and Restated Subsdiary Guaranty pursuant to the terms hereof and thereof.

                  "Guaranty Obligation" means, as to any Person (the "guaranteeing person"), (a) any obligation of (i) the guaranteeing person or (ii) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case if such obligation is guaranteeing or in effect guaranteeing any Indebtedness, or leases, dividends or other obligations which are substitutes for or equivalents of Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof and (b) all obligations of such Person in respect of mandatory contributions to capital (including without limitation as a result of calls for capital or otherwise) of any Joint Venture of such Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

              Second Amended and Restated Crowley Credit Agreement

                  "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

                  "Increase Date" has the meaning specified in Section 2.17(a).

                  "Increasing Lender" has the meaning specified in Section 2.17(d).

                  "Indebtedness" of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money (other than current trade liabilities, customer advances and customer deposits incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the portion of the obligations of such Person under Financing Leases included as indebtedness on the balance sheet of such Person in accordance with GAAP, (c) the portion of the obligations of such Person in respect of acceptances issued or created for the account of such Person included as indebtedness on the balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person in respect of Hedge Agreements, valued at the mark-to-market value of such Hedge Agreements, which will be the unrealized loss (calculated on a net basis) on such Hedge Agreements to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreements determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreements, (e) all reimbursement or counter indemnity obligations of such Person in respect of amounts already paid under letters of credit, guarantees or similar instruments backing another Person's obligations of the types described in the foregoing clauses (a), (b), (c) and (d), and (e) the aggregate Non-Qualified Partnership Liabilities of such Person.

                  "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder (including the assumption of the Existing Advances pursuant to Section 2.02(a) and the Existing Letters of Credit pursuant to
         Section 2.16(j)).

                  "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Eurodollar Rate Tranche, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

              Second Amended and Restated Crowley Credit Agreement

                           (i) the Borrower may not select any Interest Period that ends after the Termination Date;

                           (ii) Eurodollar Rate Advances comprising part of the same Borrowing shall initially belong to the same Eurodollar Rate Tranche;

                           (iii) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         With respect to Existing Advances made in accordance with Section 2.02(a) of the Existing Credit Agreement, the Interest Period in respect of such Existing Advances shall be the "Interest Period" in effect under the Existing Credit Agreement prior to the Restatement Effective Date until the end of such Interest Period.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Investment" has the meaning specified in Section 5.02(g).

                  "Issuing Bank" means Citibank and any other Lender or Affiliate of a Lender approved by the Administrative Agent, the Borrower and such other Lender or Affiliate of such other Lender.

                  "Joint Venture" has the meaning specified in Section 5.02(l).

                  "L/C Cash Collateral Account" has the meaning set forth in
         Section 2.16.

                  "L/C Related Documents" has the meaning specified in Section 2.16.

                  "Lender Parties" means the Lenders and the Issuing Bank.

                  "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 9.07.

                  "Letter of Credit" has the meaning specified in Section 2.16 and shall, in any case, include Existing Letters of Credit.

                  "Letter of Credit Advance" means an advance made by any Issuing Bank or any Lender pursuant to Section 2.16(d).

                  "Letter of Credit Agreement" has the meaning specified in
         Section 2.16.

              Second Amended and Restated Crowley Credit Agreement

                  "Letter of Credit Commitment" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignments and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(c) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

                  "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Letter of Credit Commitments of the Issuing Banks at such time and (b) $50,000,000, in each case as such amount may be reduced at or prior to such time pursuant to Section 2.04.

                  "Letter of Credit Fee Rate" means the Applicable Margin for Eurodollar Rate Advances as in effect from time to time.

                  "Letter of Credit Sub-Limit" means, at any time, the lesser of
         (a) the Letter of Credit Facility at such time and (b) an amount equal to $50,000,000 less the sum of (i) the aggregate principal amount of the Letter of Credit Advances outstanding at such time and (ii) the aggregate Available Amount of all Letters of Credit outstanding at such time.

                  "Leverage Ratio" means, at any time for the determination thereof, the ratio of Total Debt to total stockholders' equity (as reflected on the most recent Consolidated balance sheet of the Borrower).

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumberence to real property.

                  "Loan Documents" means this Agreement, the Notes, the Second Amended and Restated Subsdiary Guaranty, the Collateral Documents, each Cash Collateral Agreement and each Letter of Credit Agreement.

                  "Loan Parties" means the Borrower and each Guarantor.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, operations, condition (financial or otherwise), performance, properties or prospects of any Loan Party and its Restricted Subsidiaries taken as a whole, (b) the ability of any Loan Party and its Restricted Subsidiaries taken as a whole to perform the obligations under the Loan Documents or (c) the rights and remedies of any Agent or any Lender under any Loan Document.

                  "Material Subsidiary" means (i) the Subsidiaries set forth on
         Schedule X and (ii) each other Subsidiary of the Borrower having (x) Net Assets greater than $15,000,000 at the end of any fiscal quarter of the Borrower or (y) Net Revenue greater than $15,000,000 for the most recently ended four consecutive fiscal quarters of the Borrower, in each case as determined commencing with the fiscal quarter ending September 30, 2003.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

              Second Amended and Restated Crowley Credit Agreement

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Net Assets" means, as to the Borrower or any Subsidiary of the Borrower at any time, the excess of (i) the total assets of such Person at such time over (ii) all net intercompany receivables owing to such Person at such time, in each case determined in accordance with GAAP.

                  "Net Revenue" means, as to the Borrower or any Subsidiary of the Borrower for any period of determination, the excess of (i) the total revenue of such Person for such period over (ii) all intercompany revenue of such Person for such period, in each case determined in accordance with GAAP.

                  "Non-Qualified Partnership" means a Joint Venture, partnership or other entity in which the Borrower or any Restricted Subsidiary is a general partner or has general liability for the obligations of such entity, other than any Restricted Subsidiary which is a corporation and substantially all of whose assets consist of its interest in such Joint Venture, partnership or other entity.

                  "Non-Qualified Partnership Liability" of a Person at any time means, with respect to a Non-Qualified Partnership in which such Person has an interest, an amount equal to the amount by which (a) the aggregate amount of the total liabilities of such Non-Qualified Partnership at such time minus (without duplication) (i) the aggregate amount of such liabilities that are expressly agreed by the holders of such liabilities to be non-recourse to such Non-Qualified Partnership (the "Partnership Non-Recourse Liabilities") and (ii) the aggregate amount of such liabilities that are expressly agreed by the holders of such liabilities to be non-recourse to such Person (the "Partner Non-Recourse Liabilities") exceeds (b) 85% of the aggregate amount of the total tangible assets of such Non-Qualified Partnership at such time minus (without duplication) (x) the aggregate amount of the Partnership Non-Recourse Liabilities at such time and (y) the aggregate amount of the Partner Non-Recourse Liabilities at such time, as determined in accordance with GAAP.

                  "Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of Issuance" has the meaning specified in Section
         2.16.

                  "NPL" means the National Priorities List under CERCLA.

                  "Obligations" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding,

              Second Amended and Restated Crowley Credit Agreement relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "Other Taxes" has the meaning set forth in Section 2.13(b).

                  "Patriot Act" has the meaning set forth in Section 9.12.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity of whatever nature, or a Governmental Authority.

                  "Physical Asset Disposition" has the meaning specified in subsection 5.02(e)(vi).

                  "Physical Assets Value" means the most recently appraised value of Eligible Physical Assets, such value to be determined and adjusted in a manner satisfactory to the Collateral Agent.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Commitment at such time and the denominator of which is the Revolving Credit Facility at such time, provided that for purposes of determining each of the foregoing numerator and denominator, each Lender's Commitment shall be equal to the amount determined pursuant to clause (i) of the definition of Commitment in this Section 1.01.

                  "Register" has the meaning specified in Section 9.07(d).

                  "Regulated Subsidiary" means Beacon Insurance Company Limited and each other Subsidiary that is prohibited by any applicable law, rule or regulation from entering into and performing obligations of a guarantor under a Second Amended and Restated Subsidiary Guaranty, each as listed on Schedule IX hereto as such schedule may be amended from time to time to include any future Subsidiary of the Borrower subject to such prohibition.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System.

                  "Reimbursement Obligation" means the obligation of the Borrower or any Designated Account Party to reimburse any Issuing Bank for amounts drawn under the Letters of Credit and other amounts reimbursable by the Borrower or such Designated Account Party thereunder or under any Letter of Credit Agreement.

                  "Required Lenders" means at any time Lenders owed or holding greater than 50% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding greater than 50% of the Revolving Credit Facility at such time. For purposes of this definition, the aggregate

              Second Amended and Restated Crowley Credit Agreement principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to Lenders ratably in accordance with their Commitments.

                  "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer of the Borrower, the president of the Borrower, the general counsel of the Borrower, any senior vice president of the Borrower or any corporate vice president of the Borrower having familiarity with the matters in respect of which such corporate vice president is acting as a Responsible Officer under this Agreement, or, with respect to financial matters, the chief financial officer of the Borrower, the treasurer of the Borrower or the chief accounting officer of the Borrower.

                  "Restatement Effective Date" means the date of the Initial Extension of Credit hereunder.

                  "Restricted Subsidiary" means each Subsidiary of the Borrower or of any Subsidiary of the Borrower, other than any Joint Venture.

                  "Revolving Credit Advance" means an advance made by any Lender pursuant to Section 2.02(a).

                  "Revolving Credit Borrowing" means a borrowing consisting of Revolving Credit Advances of the same Type made on the same day by the Lenders, and in the case of Eurodollar Advances, having the same Interest Period.

                  "Revolving Credit Facility" means, at any time, the aggregate amount of the Lenders' Commitments at such time.

                  "Secured Parties" means the Agents and the Lender Parties.

                  "Second Amended and Restated Assignment of Insurances" means, with respect to any Eligible Vessel and Barge, an assignment of insurances in substantially the form of Exhibit H hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "Second Amended and Restated Assignment of Freights and Hires" means, with respect to any Eligible Vessel and Barge, an assignment of freights and hires in substantially the form of Exhibit I hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "Second Amended and Restated Subsidiary Guaranty" has the meaning specified in Section 3.01(a)(ii).

                  "Ship Mortgage" means, with respect to any Eligible Vessel and Barge, a first preferred ship mortgage, including Amendment No. 2 to the First Preferred Fleet Mortgages, in substantially the form of Exhibit G hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

              Second Amended and Restated Crowley Credit Agreement

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                                       17

                  "Ships Value" means the aggregate value of all of the Eligible Vessels and Barges (except for any Eligible Vessel or Barge which has been disposed of in accordance with subsection 5.01(p)) as determined in accordance with the procedures for determining the fair market value of each vessel and barge as set forth in each Ship Mortgage, except that the value of each Eligible Vessel and Barge that suffers an Event of Loss (as defined in the applicable Ship Mortgage) shall (i) in the case any Default shall have occurred and be continuing, or shall result from such Event of Loss, be zero or (ii) in the case no Default shall have occurred and be continuing, or shall result from such Event of Loss, become zero upon the earliest of (x) the date that is 90 days after the date of such Event of Loss and (y) the date on which the insurance proceeds of such Event of Loss are paid to the Mortgagee (as defined in the Ship Mortgages) in accordance with Section 1.15 of the applicable Ship Mortgage.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Solvent" means, with respect to any Person on a particular date, that on such date (a) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (b) such Person does not intent to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which Person's property would be unreasonably small in relation to such business or such transaction.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate or other entity of which (or in which) more than 50% of (a) the issued and outstanding Equity Interests or other ownership interests having ordinary voting power to elect a majority of the board of directors or a majority of other equivalent managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person (irrespective of whether at the time Equity Interests of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), or (b) the interest in the capital or profits of such limited liability company, partnership or joint venture, or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Taxes" has the meaning set forth in Section 2.13(a).

                  "Termination Date" means the earliest of (i) the date of termination in whole of the Commitments pursuant to Section 2.04 or
         6.01 and (ii) February 27, 2009.

                  "Title XI Financing Agreements" means any and all documents and agreements executed by the Borrower or any Title XI Subsidiary evidencing obligations incurred in connection with any financing guaranteed under Title XI of the Merchant Marine Act of 1936, as amended.

                  "Title XI Subsidiaries" means the collective reference to Crowley Liner Services, Inc., Vessel Management Services, Inc., Crowley Marine Services, Inc., Julius Owner Corporation and Frances Owner Corporation.

              Second Amended and Restated Crowley Credit Agreement

                  "Total Debt" means, as to the Borrower and its Consolidated Subsidiaries at any time, the aggregate sum of (a) all Indebtedness (as reflected on the Consolidated balance sheet of the Borrower), (b) future lease commitments (as such future lease commitments are presented in the Borrower's most recent annual consolidated financial statements that are available at the end of the period delivered to the Lenders pursuant to Section 5.03(b) or in such other statement or report that is publicly disclosed) discounted at a rate of 10% and (c) all Guaranty Obligations valued at the full amount of the underlying obligation (as reflected in the footnote to the Consolidated balance sheet of the Borrower) and other contingent liabilities. For purposes of calculating Total Debt, the total future payments under leases constituting time charters, to be reported by the Borrower pursuant to
         Section 5.03(b) and (c), shall be reduced by 25% prior to application of the discount referred to in clause (b) above.

                  "Type" refers to each of the two categories of Advances, namely Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "Unused Commitment" means, with respect to any Lender at any time, (a) such Lender's Commitment at such time minus (b) the sum of
         (i) the aggregate principal amount of all Advances made by such Lender and outstanding at such time, plus (ii) such Lender's Pro Rata Share of each of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances outstanding at such time other than any such Letter of Credit Advance which, at or prior to such time, has been assigned in part to such Lender pursuant to Section 2.16(d).

                  "Vessel or Barge Disposition" has the meaning specified in subsection 5.02(e)(vi).

                  "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA.

                  "Wholly Owned Subsidiary" means any Restricted Subsidiary of the Borrower, all of the outstanding equity interests in which are owned, directly or indirectly, by the Borrower.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  "Yukon Acquisition" means the Borrower's acquisition of the common stock or assets of Yukon Fuel Company and/or Service Oil & Gas, Inc. or other assets satisfactory to the Required Lenders, in each case, with the proceeds of the DNB Credit Facility.

                  Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles from time to time in effect in the United States ("GAAP").

              Second Amended and Restated Crowley Credit Agreement

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  Section 2.01. The Advances. (a) Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the Restatement Effective Date until the Termination Date; provided that with respect to any requested Revolving Credit Advance the amount of such Revolving Credit Advance does not exceed either such Lender's Unused Commitment at such time or such Lender's Pro Rata Share of the Borrowing Base Availability. Each Borrowing (other than any Borrowing comprised of Letter of Credit Advances deemed to be converted to Revolving Credit Advances pursuant to Section 2.16(f)(i)) shall be in an aggregate amount of $3,000,000 or an integral multiple of $100,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances). Each Borrowing shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Unused Commitment, the Borrower may borrow under this
Section 2.01(a), prepay pursuant to Section 2.09 and reborrow under this Section 2.01(a).

                  Section 2.02. Making the Revolving Credit Advances. (a) Except as otherwise provided in Section 2.16(f)(i) in respect of Letter of Credit Advances deemed converted to Revolving Credit Advances, each Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or by telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Revolving Credit Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 3:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address referred to in Section 9.02; provided, however, that the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by any Issuing Bank, or, in either case, by any other Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Issuing Bank, as the case may be, and, in either case, such other Lenders for repayment of such Letter of Credit Advances. Effective as of the Restatement Effective Date, all "Revolving Credit Advances" outstanding under the Existing Credit Agreement (the "Existing Advances") shall automatically be deemed to be Revolving Credit Advances hereunder.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, the Eurodollar Rate Advances may not be outstanding as part of more than six separate Eurodollar Rate Tranches.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any

              Second Amended and Restated Crowley Credit Agreement loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  Section 2.03. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily Unused Commitment of such Lender during the quarter for which such commitment fee is payable, from the Restatement Effective Date in the case of each Initial Lender and from the later of such date and the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Commitment Fee Rate. Such commitment fee shall in all cases be payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing on March 31, 2004, and on the Termination Date.

                  (b) Upfront Fees. The Borrower shall pay to the Administrative Agent for the account of each Initial Lender on the Restatement Effective Date an upfront fee on the Commitment of such Initial Lender in an amount equal to 0.35% of such Initial Lender's Commitment.

                  (c) Agents' Fees. The Borrower shall pay to the Administrative Agent for its account such fees as may from time to time be agreed between the Borrower and such agent.

                  Section 2.04. Termination or Reduction of the Commitments. (a) The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the Unused Commitments or the unused portion of the Letter of Credit Commitments, provided that each partial reduction of the Revolving Credit Facility or the Letter of Credit Facility (i) shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Lenders or the Issuing Banks, as the case may be, in accordance with their Commitments with respect to the Revolving Credit Facility or their Letter of Credit Commitment with respect to the Letter of Credit Facility, as the case may be.

              Second Amended and Restated Crowley Credit Agreement

                  (b) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  Section 2.05. Repayment of Advances. (a) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.


                  Section 2.06. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date such Advance is made until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, at a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, at a rate per annum at all times during each Interest Period for the Eurodollar Rate Tranche of such Advance equal to the sum of (x) the Eurodollar Rate for such Interest Period for such Eurodollar Rate Tranche plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date each Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above ("Default Interest"), as the case may be, and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

                  Section 2.07. Interest Rate Determination. (a) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  (b) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period"

              Second Amended and Restated Crowley Credit Agreement in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                  (c) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a) or Section 6.01(f), (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  Section 2.08. Optional Conversion of Advances. The Advances included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing, or in the case of Letter of Credit Advances deemed to be converted to Revolving Credit Advances pursuant to Section 2.16(f)(i), initially at the Base Rate. Thereafter, the Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.07 and 2.11, Convert all or a portion of Advances of one Type comprising the same Group of Advances into Advances of the other Type; provided, however, that any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.01(a) and no Conversion of any Advances shall result in more separate Eurodollar Rate Tranches than permitted under Section 2.02(b); and provided further that with respect to the Conversion of a portion of Advances comprising part of the same Group, such portion is allocated ratably among the Advances comprising such Group and each resulting Eurodollar Rate Tranche is in an aggregate amount of $3,000,000 or an integral multiple of $100,000 in excess thereof. Each such notice of a Conversion shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the Advances to be Converted, (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for the Eurodollar Rate Tranche to be comprised of such Advances and (iv) the Group of Advances (or portion thereof) to which such notice applies. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  Section 2.09. Prepayments. (a) Optional. The Borrower may, upon at least (i) three Business Days' notice in the case of Eurodollar Rate Advances and (ii) one Business Day's notice in the case of any other Advance, in each case, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances in whole or ratably in part, and in the case of Eurodollar Advances together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $3,000,000 or an integral multiple of $100,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

                  (b) Mandatory. The Borrower shall (i) on each Business Day, prepay an aggregate principal amount of the Advances equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Advances and (y) the aggregate Available Amount of all Letters of Credit then outstanding exceeds
(B) the Revolving Credit Facility on such Business Day, (ii) on each Business Day, prepay an aggregate principal amount of the Advances equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Advances and (y) the aggregate Available Amount of all Letters of Credit then outstanding exceeds
(B) the Borrowing Base on such Business Day, prepay all outstanding Advances, together with all accrued interest and fees. Prepayments of the Revolving Credit Facility made pursuant to this subsection (b) shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full and second applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full, in each case, together with the respective interest accrued thereon. If, after giving effect to the foregoing payments or

              Second Amended and Restated Crowley Credit Agreement if no Advances are at such time outstanding, the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility, then the Borrower shall cash collateralize the Letters of Credit in an aggregate amount equal to such excess in accordance with arrangements reasonably satisfactory to the Administrative Agent.

                  Section 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which compliance was not required as of the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making Letter of Credit Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, within 30 days after demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender determines (taking into account such Lender's, or its controlling corporation's, policies with respect to capital adequacy) that compliance, which compliance was not required as of the date hereof, with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of such type or the issuance or maintenance of Letters of Credit (or similar contingent obligations), then, within 30 days after demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  Section 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such lender to the Borrower through the Administrative Agent (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer

              Second Amended and Restated Crowley Credit Agreement exist; provided, however, that before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  Section 2.12. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 1:00 P.M. (New York City time) on the day when due in Dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.10, 2.13 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due. Each Lender agrees promptly to notify the Borrower after any such charge against the Borrower's accounts, provided that the failure to give such notice shall not affect the validity of such charge.

                  (c) All computations of interest based on the rate of interest set forth in clause (a) of the definition of "Base Rate" shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the Federal Funds Rate or on the rate of interest set forth in clause (b) of the definition of "Base Rate" and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or Letter of Credit commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or Letter of Credit commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such

              Second Amended and Restated Crowley Credit Agreement amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  Section 2.13. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent,
(i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) The Borrower shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.13, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.13, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in

              Second Amended and Restated Crowley Credit Agreement writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms W8-ECI or W8-BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.13 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection
(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W8-ECI or W8-BEN, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information. Upon the request of the Borrower, any Lender that is a United States person and is not an exempt recipient for U.S. backup withholding purposes shall deliver to the Borrower two copies of Internal Revenue Service form W-9 (or any successor form).

                  (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection
(e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section
2.13 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.13 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

                  Section 2.14. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.10, 2.13 or 9.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender

              Second Amended and Restated Crowley Credit Agreement so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  Section 2.15. Use of Proceeds. The proceeds of the Advances shall be used (a) to refinance the Existing Credit Agreement and (b) for ongoing working capital requirements and other general corporate purposes of the Borrower and its Subsidiaries, provided that such proceeds of the Advances shall not be used to make any acquisition (other than in the ordinary course of business consistent with past practices).

                  Section 2.16. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Letters of Credit. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue standby and, in the sole discretion of the respective Issuing Bank, direct-pay, letters of credit (together with the Existing Letters of Credit, the "Letters of Credit") for the account of the Borrower or a Designated Account Party from time to time on any Business Day during the period from the Restatement Effective Date until 30 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit issued by such Issuing Bank not to exceed at any time such Issuing Bank's Letter of Credit Commitment less such Issuing Bank's Letter of Credit Advances and (ii) in an Available Amount for each such Letter of Credit not to exceed the least of (x) the Letter of Credit Sub-Limit at such time, (y) the Unused Commitments of the Lenders at such time and (z) the Borrowing Base Availability at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of one year after the Termination Date and one year after the date of issuance thereof. Any Letter of Credit may, upon request of the Borrower or Designated Account Party, as the case may be, include a provision whereby such Letter of Credit may be renewed for additional consecutive periods of 12 months or less, provided that the consent of the Required Lenders and the Issuing Bank will be required for any such renewal during the continuance of a Default or Event of Default. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower or a Designated Account Party may request the issuance of Letters of Credit under this Section 2.16(a), the Borrower may repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.16(d) and the Borrower or a Designated Account Party may request the issuance of additional Letters of Credit under this Section 2.16(a). Each Letter of Credit shall be denominated in Dollars.

                  (b) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 1:00 P.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower or any Designated Account Party to any Issuing Bank, which shall give to the Administrative Agent and each Lender prompt notice thereof by telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower or such Designated Account Party for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit and the identity and location of the proposed beneficiary thereof is acceptable to the Issuing Bank consistent with such Issuing Bank's established policies generally applicable to the issuance of letters of credit and any applicable law and (y) it has not received notice of objection to such issuance from the Required Lenders such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower or such Designated Account Party at its office referred to in Section 9.02 or as otherwise agreed with the Borrower or such Designated Account Party in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall

              Second Amended and Restated Crowley Credit Agreement conflict with this Agreement, the provisions of this Agreement shall govern. Notwithstanding Section 9.07, from time to time any Issuing Bank may, by notice to the Administrative Agent and the Borrower, assign to an Affiliate of such Issuing Bank which is at such time also an Issuing Bank all or a portion of such assigning Issuing Bank's Letter of Credit Commitment hereunder. Upon the issuance of a Letter of Credit, each Lender shall be deemed to have a risk participation in such Letter of Credit to the extent of its Pro Rata Share of the Available Amount of such Letter of Credit.

                  (c) Letter of Credit Reports. Each Issuing Bank shall furnish
(A) to the Administrative Agent on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous month by such Issuing Bank and drawings during such month under all Letters of Credit, (B) to each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

                  (d) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of the Reimbursement Obligations relating to such draft as of the date of such Letter of Credit Advance. Upon written demand by such Issuing Bank, with a copy of such demand to the Administrative Agent, each Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender; provided, that, in the case of any payment of a draft drawn under a Letter of Credit that is a direct-pay letter of credit, the applicable Issuing Bank shall not make such written demand at any time prior to the Business Day immediately following the date on which such payment is made; provided, further, that at any time prior to the date on which such written demand is made, the Borrower shall be permitted to repay the full amount of such payment on same-day notice to the Administrative Agent and the applicable Issuing Bank. Promptly after receipt of such payment, the Administrative Agent shall transfer such funds to such Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of such an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any other Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents, any Loan Party or any Designated Account Party. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

              Second Amended and Restated Crowley Credit Agreement

                  (e) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.16(d) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                  (f) Letter of Credit Advances. (i) Upon a Lender making available to the Administrative Agent the amount of the Letter of Credit Advance pursuant to Section 2.16(d), such Letter of Credit Advance shall be deemed to be converted to a Revolving Credit Advance to the extent that at such time such Lender could make a Revolving Credit Advance pursuant to Section 2.01. The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank and each Lender that has a Letter of Credit Advance that has not been converted pursuant to the immediately preceding sentence on the earliest of (i) demand, (ii) the date of the next Borrowing and (iii) the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The obligations of the Borrower under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit, including without limitation, the obligation to repay any Advance arising from a drawing on a Letter of Credit, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances and regardless of the use of proceeds of any drawing under any Letter of Credit or any defense related thereto:

                  (A) any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower or any Designated Account Party in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the Borrower or any Designated Account Party may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of the Borrower or any Designated Account Party in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute

              Second Amended and Restated Crowley Credit Agreement a defense available to, or a discharge of, the Borrower, any Designated Account Party, any Guarantor or any other guarantor.

                  (g) Letter of Credit Fees. (i) The Borrower shall pay (or in the case of a Letter of Credit issued for the account of a Designated Account Party, cause such Designated Account Party to pay) to the Administrative Agent for the account of each Lender a fee on such Lender's Pro Rata Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at the Letter of Credit Fee Rate, payable in arrears quarterly on the last Business Day of each March, June, September and December commencing March 31, 2004 and on the Termination Date; provided, that the initial payment of any such fee on March 31, 2004 shall include the accrued and unpaid letter of credit fees as provided under the Existing Credit Agreement.

                  (ii) The Borrower shall pay to each Issuing Bank a fronting fee on the terms and in the amount agreed upon between the Borrower and such Issuing Bank with respect to each Letter of Credit issued by such Issuing Bank, together with such other commissions, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

                  (h) Limited Liability of the Issuing Banks. The Borrower (and in the case of any Letter of Credit issued for the account of a Designated Account Party, such Designated Account Party) assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  (i) Collateral Account. (i) On or before the Termination Date, the Borrower hereby agrees to deposit an amount equal to the aggregate amount available at such time to be drawn under the Letters of Credit (such aggregate amount as determined from time to time being the "Required Balance") in a cash collateral account to be established and maintained by the Administrative Agent pursuant to a Cash Collateral Agreement over which the Administrative Agent shall have sole dominion and control (the "L/C Cash Collateral Account") upon terms substantially set forth in such Cash Collateral Agreement. The Administrative Agent shall, at the Borrower's direction and without assuming any risk of loss thereof, invest the funds in the L/C Cash Collateral Account in Cash Equivalents for the account of the Borrower. All interest and other investment gains earned on such investments shall be added to the L/C Cash Collateral Account as additional collateral security for the prompt and complete payment when due of the obligations and liabilities of the Borrower and any Designated Account Party under and in respect of the Letters of Credit. On (i) the last Business Day of each calendar month, the Administrative Agent or
(ii) any other date that the Borrower, the Administrative Agent or Required Lenders through the Administrative Agent shall in writing request, the Administrative Agent shall determine whether the amount on deposit on such date in the

              Second Amended and Restated Crowley Credit Agreement

L/C Cash Collateral Account (A) is greater than the Required Balance on such date (the amount of such excess being the "Excess Amount") or (B) is less than the Required Balance on such date (the amount of such deficit being the "Deficit Amount"). The Administrative Agent shall advise the Borrower on the date of determination of the existence, if any, of any Excess Amount or Deficit Amount and thereafter (i) the Borrower shall immediately upon receipt of notice from the Administrative Agent of the existence of any Deficit Amount, pay to the Collateral Agent (as defined in the Cash Collateral Agreement), as additional funds to be deposited and held in such cash collateral account, an amount equal to such Deficit Amount or (ii) upon request of the Borrower within 5 Business Days of receipt of notice from the Administrative Agent of the existence of any Excess Amount, the Administrative Agent shall instruct such Collateral Agent to release to the Borrower from the funds on deposit in the L/C Cash Collateral Account an amount equal to such Excess Amount. If at any time the Administrative Agent or such Collateral Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than such Collateral Agent, any Agent, any Issuing Bank or the Lenders, which right or claim could reasonably have the effect of reducing the value of such funds to the Lenders and the Issuing Banks, the Borrower will, forthwith upon receipt of a demand by the Administrative Agent, pay to the Collateral Agent, as additional funds to be deposited and held in such L/C Cash Collateral Account, an amount equal to the amount by which the value of such funds to the Lenders and the Issuing Banks has been reduced as determined by the Administrative Agent.

                  (ii) The Borrower hereby grants a security interest in any amounts from time to time on deposit in the L/C Cash Collateral Account as collateral security for the prompt and complete payment when due of the obligations and liabilities of the Borrower and the Designated Account Parties under and in respect of the Letters of Credit.

                  (iii) The Borrower, the Administrative Agent, each other Agent, each Issuing Bank and the Lenders agree that any action taken or omitted to be taken by the Administrative Agent in connection with the L/C Cash Collateral Account, if taken or omitted to be taken in good faith and with reasonable care, shall be binding upon the Borrower, each other Agent, the Issuing Banks and the Lenders and shall not create any liability on the part of the Administrative Agent to the Borrower, each other Agent, the Issuing Banks or the Lenders.

                  (j) Existing Letters of Credit. Effective as of the Restatement Effective Date, (i) all "Letters of Credit" issued for the account of the Borrower by Citibank under the Existing Credit Agreement (such "Letters of Credit" as are outstanding thereunder on the Restatement Effective Date and set forth on Schedule II hereto being the "Existing Letters of Credit"), will be deemed to be Letters of Credit hereunder, (ii) the applications and agreements for such Existing Letters of Credit shall be deemed to be Letter of Credit Agreements hereunder and (iii) all Existing Letters of Credit shall be subject to and governed by the terms and conditions hereof.

                  Section 2.17. Increase in Commitments.

                  (a) The Borrower may, at any time prior to the Termination Date, with the consent of the Administrative Agent (not to be unreasonably withheld), request that the aggregate amount of the Commitments be increased by an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof (each a "Commitment Increase") to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "Increase Date") as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Commitment Increases exceed $20,000,000 and (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Article III shall be satisfied.

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                                       32

                  (b) The Administrative Agent shall promptly notify such Eligible Assignees as it shall identify of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date"). The requested Commitment Increase shall be allocated among the Eligible Assignees willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent.

                  (c) Promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Eligible Assignees are willing to participate in the requested Commitment Increase; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (d) On each Increase Date, each Eligible Assignee that is not prior to such date a Lender hereunder and accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.17(c) (each such Eligible Assignee, an "Assuming Lender") shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Eligible Assignee that prior to such date is a Lender and accepts an offer to participate in such a requested Commitment Increase (an "Increasing Lender") shall be so increased by such amount as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

                  (i) (A) certified copies of resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement, (B) a consent executed by each Guarantor approving the Commitment Increase and the corresponding modifications to this Agreement and (C) an opinion of counsel for the Borrower (which may be in-house counsel), in substantially the form of Exhibit D hereto;

                  (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Administrative Agent (each an "Assumption Agreement"), duly executed by such Eligible Assignee, the Administrative Agent and the Borrower;

                  (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent;

                  (iv) Notes payable to the order of the Assuming Lenders and the Increasing Lenders evidencing the aggregate indebtedness of the Borrower to such Lenders after giving effect to the applicable Commitment Increase;

                  (v) appropriate amendments to the Ship Mortgages to reflect the Commitment Increase under this Section 2.17, together with evidence that each such amended Ship Mortgage has been duly filed and is in full force and effect as of the date of such Commitment Increase; and

                  (vi) revised Schedule I hereto setting forth the Commitment of each Lender after giving effect to the applicable Commitment Increase.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier , of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the

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                                       33

Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  Section 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                  (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                           (i)    The Notes payable to the order of the Lenders.

                           (ii) A guaranty in substantially the form of Exhibit E hereto (together with each other guaranty and guaranty supplement delivered pursuant to Sections 5.01(j) or 5.02(q), in each case as amended, the "Second Amended and Restated Subsidiary Guaranty"), duly executed by each Guarantor.

                           (iii) Ship Mortgages and supplements and amendments to existing Ship Mortgages, as the Collateral Agent may determine is necessary, for each Eligible Vessel and Barge listed on Schedule XI hereto, together with evidence that each such Ship Mortgage, together with any such supplement and amendment, has been duly recorded and is in full force and effect.

                           (iv) Second Amended and Restated Assignments of Insurances for each Eligible Vessel and Barge listed on
                  Schedule XI hereto.

                           (v) Second Amended and Restated Assignments of Freights and Hires for each Eligible Vessel and Barge listed on Schedule XI hereto.

                           (vi) Copy of the most recent appraisal of the value (as determined in accordance with the appraisal procedures set forth in the Ship Mortgages) required to be delivered under the terms of the Existing Credit Agreement of each Eligible Vessel and Barge listed on Schedule XI hereto by an appraiser acceptable to the Administrative Agent.

                           (vii) In the absence of an acceptable appraisal report, a certificate of a Responsible Officer of the Borrower of the fair market value of the Eligible Physical Assets, in form and substance reasonably satisfactory to the Administrative Agent.

                           (viii) Certified copies of the resolutions of the
                  Board of Directors of each Loan Party approving the Agreement and each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Agreement and each Loan Document to which it is or is to be a party.

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                                       34

                           (ix) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

                           (x) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in
                  Section 3.01(a)(ix) and (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(viii) were adopted and on the date of the Initial Extension of Credit.

                           (xi)    A certificate of the Secretary or an
                  Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                           (xii) Evidence of insurance in respect of all Collateral naming the Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks as is required by the Ship Mortgages and as is satisfactory to the Lender Parties.

                            (xiii) A Notice of Borrowing or Notice of Issuance,
                  as applicable, and a Borrowing Base Certificate relating to the Initial Extension of Credit.

                           (xiv) A favorable opinion of Gilmartin, Poster & Shafto, counsel for the Loan Parties, in substantially the form of Exhibit D hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (xv) Security agreements, mortgages and other collateral documents in respect of Eligible Physical Assets as reasonably requested by the Collateral Agent, together with any filings, recordations and any other documents or instruments reasonably requested by the Administrative Agent to evidence the Collateral Agent's first priority security interest in such Eligible Physical Assets.

                  (b) The Borrower shall have paid all accrued and unpaid fees of the Agents and the Lender Parties under the Existing Credit Agreement and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent) thereunder.

                  (c) The Borrower shall have paid all accrued and unpaid fees of the Agents and the Lender Parties in connection herewith which are due and payable on or prior to the Restatement Effective Date and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent) hereunder.

                  Section 3.02. Conditions Precedent to Each Borrowing and Issuance, Etc. The obligation of each Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing

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

                                       35

Bank or a Lender pursuant to Section 2.16(d)) on the occasion of each Borrowing (including the Initial Extension of Credit), and the right of the Borrower or a Designated Account Party to request the issuance of Letters of Credit (including the initial issuance of Letters of Credit) shall be subject to the conditions precedent that the Restatement Effective Date shall have occurred and on the date of such Borrowing or issuance (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or by the Borrower or such Designated Account Party of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such Borrowing or issuance;

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default;

                  (iii) since the Restatement Effective Date there shall have been no development or event, or any prospective development or event, with respect to or arising out of the reform (whether arising from any act of Congress, any regulatory or administrative law change, any determination of any court in respect of the foregoing or otherwise) of the United States Shipping Act of 1984, as amended through the Restatement Effective Date, which has had or is reasonably likely to have a Material Adverse Effect; and

                  (iv) for each Advance or request for the issuance of any Letter of Credit, the Borrowing Base Availability is greater than zero after giving effect to such Advance or issuance; and (b) the Administrative Agent shall have received not less than three, and not more than five, Business Days prior to the date of the proposed Advance or proposed issuance a fully completed and executed Borrowing Base Certificate, as of the date of delivery.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.01. Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:

                  (a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                  (b) Set forth on Schedule VII hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the

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

                                       36

         jurisdiction of its incorporation and the percentage ownership interests of each applicable Loan Party in such Subsidiary. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

                  (c) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any Collateral. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

                  (d) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

                  (e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                  (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there has been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule VI hereto.

                  (g) Financial Condition; Ownership. (i) The Consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 2002 and December 31, 2001 and the related Consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by Deloitte & Touche, copies of which have heretofore been furnished to each Lender, present fairly the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates, and the Consolidated results of their operations and their Consolidated cash flows for the fiscal years then ended. The unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2003 and the related unaudited Consolidated statements of income

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

                                       37

         and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, present fairly the Consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the Consolidated results of their operations and their Consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods.

                  (ii) Schedule V sets forth, as of the Restatement Effective Date, each owner of more than 5% of the voting stock of the Borrower and the percent of such voting stock owned by each Person listed on such schedule.

                  (h) No information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                  (i) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (j) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (k) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be reasonably likely to have a Material Adverse Effect.

                  (l) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                  (m) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

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                                       38

                  (n) (i) Except as otherwise set forth on Part I of Schedule XII hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or
         (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (ii) Except as otherwise set forth on Part II of Schedule XII hereto, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

                  (iii) Except as otherwise set forth on Part III of Schedule XII hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

                  (o)   (i)   Neither any Loan Party nor any of its Subsidiaries
         is party to any tax sharing agreement other than the tax sharing agreements set forth on Part I of Schedule XIII hereto.

                        (ii) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

                        (iii) Set forth on Part II of Schedule XIII hereto is
                  a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

                        (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years does not exceed $0. Set forth on Part III of Schedule XIII hereto is a complete and accurate description, as of the date hereof, of each such item that separately, for all such Open Years, together

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                                       39

                  with applicable interest and penalties, exceeds $0. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

                           (v) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $0. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

                           (vi) No "ownership change" as defined in Section
                  382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to the Borrower or the Company since December 31, 2002.

                  (p) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

                  (q) Set forth on Part I of Schedule III hereto is a complete and accurate list of all existing Indebtedness (other than Indebtedness under the Existing Credit Agreement), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

                  (r) Set forth on Part II of Schedule III hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

                  (s) Except as provided on Schedule XV hereto, neither any Loan Party nor any ERISA Affiliate has any Plan or Multiemployer Plan.

                  (t) Set forth on Schedule XIV hereto is a complete and accurate list of all deposit and securities accounts maintained by any Loan Party or any of its Subsidiaries, showing as of the date hereof for each such account the name and address of the institution maintaining such account, the name of the account holder and the account number.

                  (u) Since December 31, 2002 there has been no development or event nor has there been any prospective development or event, which has had or is reasonably likely to have a Material Adverse Effect.

              Second Amended and Restated Crowley Credit Agreement

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

                  Section 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Restricted Subsidiaries to maintain, insurance (including, without limitation, insurance required to be maintained under the terms of the Ship Mortgages) with responsible and reputable insurance companies or associations satisfactory to the Administrative Agent in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which any Loan Party or any of its Subsidiaries operates.

                  (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; except where the failure to do so could not reasonably be expected to adversely affect the rights and remedies of the Lender Parties under the Loan Documents.

                  (f) Visitation Rights. At any reasonable time and from time to time, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the

              Second Amended and Restated Crowley Credit Agreement

         Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants, all at the expense of the Borrower.

                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Restricted Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (i) Transactions with Affiliates. Conduct, and cause each of its Restricted Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  (j) Covenant to Guarantee Obligations. Upon (x) the request of the Administrative Agent following the occurrence and during the continuance of a Default or (y) the formation or acquisition of any new direct or indirect Material Subsidiaries (as determined on a pro forma basis) by any Loan Party:

                           (i)      in connection with the formation or
                  acquisition of a Subsidiary that is not (x) a CFC or (y) a Subsidiary that is held directly or indirectly by a CFC, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents, and

                           (ii) within 10 days after such request, formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Lender Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to (1) such guaranties and guaranty supplements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms and (2) such other matters as the Administrative Agent may reasonably request.

                  (k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                           (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent

              Second Amended and Restated Crowley Credit Agreement
                  permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests (in each case constituting Collateral) to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                  (l) Preparation of Environmental Reports. If an Event of Default shall have occurred and be continuing, at the request of the Administrative Agent or the Required Lenders, provide to the Lenders within 120 days after such request, at the expense of the Borrower, an environmental site assessment report for the properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent or the Required Lenders, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent or the Required Lenders determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent or the Required Lenders, as the case may be, may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and hereby grants to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto its properties to undertake such an assessment.

                  (m) Compliance with Terms of Leaseholds; Material Agreements. Make all payments and otherwise perform all obligations in respect of all leases of real property and all agreements, contracts and other arrangements material to the business of the Borrower and to which the Borrower or any of its Subsidiaries is a party, keep such leases, agreements and contracts in full force and effect and not allow such leases, agreements and contracts to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases, agreements and contracts and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                  (n) Joint Venture Separateness. Cause each Joint Venture to (i) maintain its funds in accounts which are separate and distinct from any account maintained by the Borrower or any of its other Subsidiaries, (ii) maintain its own business and financial records,
         (iii) act pursuant to corporate resolutions or similar authority granted in accordance with the laws applicable to governance of the Joint Venture entity and with procedures required by any organizational document of the Joint Venture, (iv) document and record in its financial records each transaction between such Joint Venture, on the one hand, and the Borrower or any of its other Subsidiaries, on the other hand, in accordance with business practices commonly employed by enterprises similar to the Joint Venture with respect to transactions with non-Affiliates, (v) conduct its business with third parties in the name of the Joint Venture and not in the name of the Borrower or any of its other Subsidiaries and (vi) have at the time such Joint Venture commences the business of the Joint Venture capitalization adequate (in the reasonable determination of the Borrower) to meet its reasonably anticipated business needs.

              Second Amended and Restated Crowley Credit Agreement

                  (o) Appraisal Requirements. In addition to (but without duplication) the appraisal report requirements contained in the Ship Mortgages with respect to Eligible Vessels and Barges, the Borrower, at its expense, shall deliver an appraisal report in respect of all or any portion of Collateral at the request of the Administrative Agent or any Lender (i) annually and (ii) at the end of any 90-day period during which (A) the Loan Parties have disposed of any Collateral that would cause a reduction in then current Collateral Value of 10% or more, in the aggregate, and (B) the aggregate sale price for all such Collateral represents a decrease in then current Collateral Value attributable to such Collateral of 10% or more, with such appraisal to be prepared by a nationally recognized appraisal firm and indicating the fair market value of each Vessel and Barge or Eligible Physical Asset of each Loan Party.

                  (p) Collateral Disposition. In respect of any Eligible Vessel and Barge or Eligible Physical Asset listed on Schedule XI hereto, (i) furnish to the Administrative Agent, as soon as available but in any event no later than 10 Business Days prior to any Vessel or Barge Disposition or Physical Asset Disposition, (A) a notice of such Vessel or Barge Disposition or Physical Asset Disposition, as the case may be, and (B)(1) an appraisal of the value of the Eligible Vessel and Barge or Eligible Physical Asset that is the subject of such Vessel or Barge Disposition or Physical Asset Disposition, as the case may be, as determined in accordance with the appraisal procedures set forth in the applicable Ship Mortgage, in the case of any Eligible Vessel and Barge, or as determined in accordance with the appraisal requirements set forth in Section 5.01(o), in the case of any Eligible Physical Asset, or (2) a certificate, in form and substance satisfactory to the Administrative Agent and signed by a duly authorized officer of such Loan Party stating the agreed sale price for such Eligible Vessel and Barge or Eligible Physical Asset, as the case may be;

                           (ii) Furnish to the Administrative Agent, on or prior to the date of any Vessel or Barge Disposition or Physical Asset Disposition, a certificate of each Loan Party, signed on behalf of such Loan Party by a duly authorized officer of such Loan Party, stating that:

                                    (A)      the representations and warranties
                           contained in each Loan Document are correct on and as of the date of such Vessel or Barge Disposition or Physical Asset Disposition, before and after giving effect to such Vessel or Barge Disposition or Physical Asset Disposition, as the case may be, and to the application of the proceeds therefrom;

                                    (B)      no event has occurred and is
                           continuing, or would result from such Vessel or Barge Disposition or Physical Asset Disposition or from the application of the proceeds therefrom, that constitutes a Default; and

                                    (C)      since the Restatement Effective
                           Date there have been no development or event, or any prospective development or event, with respect to or arising out of the reform (whether arising from any act of Congress, any regulatory or administrative law change, any determination of any court in respect of the foregoing or otherwise) of the United States Shipping Act of 1984, as amended through the Restatement Effective Date, which has had or is reasonably likely to have a Material Adverse Effect.

                                    (D)      After giving effect to such Vessel
                           or Barge Disposition or Physical Asset Disposition, the Borrower will be in compliance with Section 2.09(b).

              Second Amended and Restated Crowley Credit Agreement

                  (q) New Eligible Vessel and Barge. In the event the Borrower shall add any new Eligible Vessel and Barge or Eligible Physical Asset, whether or not to replace any Eligible Vessel and Barge or Eligible Physical Asset, as the case may be, that is the subject of disposal pursuant to subsection 5.02(e)(vi), the Borrower shall furnish to the Administrative Agent on or prior to the date of addition of such new Eligible Vessel and Barge or Eligible Physical Asset:

                           (i) Ship Mortgages for such new Eligible Vessel and Barge, together with evidence that each such Ship Mortgage has been duly filed and is in full force and effect as of the date of addition of such new Eligible Vessel and Barge.

                           (ii) Second Amended and Restated Assignments of Insurances for such new Eligible Vessel and Barge.

                           (iii) Second Amended and Restated Assignments of Freights and Hires for such new Eligible Vessel and Barge.

                           (iv) Appraisal of the value of such new Eligible Vessel and Barge or Eligible Physical Asset as determined in accordance with the appraisal procedures set forth in the applicable Ship Mortgage, in the case of any Eligible Vessel and Barge, and in accordance with the appraisal requirements set forth in Section 5.01(o), in the case of any Eligible Physical Asset.

                           (v) Security agreement supplements, mortgage amendments and any other amendment or supplement to any other collateral document in respect of any new Eligible Physical Asset, including, without limitation, any filings, recordations and any other documents or instruments that would evidence the Collateral Agent's first priority security interest in such Eligible Physical Asset.

                           (vi) Certificate of each Loan Party, signed on behalf of such Loan Party by a duly authorized officer of such Loan Party, stating that:

                                    (A)      the representations and warranties
                           contained in each Loan Document are correct on and as of the date of addition of such new Eligible Vessel and Barge or Eligible Physical Asset, before and after giving effect to addition of such new Eligible Vessel and Barge or Eligible Physical Asset, as the case may be;

                                    (B)      no event has occurred and is
                           continuing, or would result from the addition of such new Eligible Vessel and Barge or Eligible Physical Asset, that constitutes a Default; and

                                    (C)      since the Restatement Effective
                           Date there have been no development or event, or any prospective development or event, with respect to or arising out of the reform (whether arising from any act of Congress, any regulatory or administrative law change, any determination of any court in respect of the foregoing or otherwise) of the United States Shipping Act of 1984, as amended through the Restatement Effective Date, which has had or is reasonably likely to have a Material Adverse Effect.

                           (vii) Favorable opinion of Gilmartin, Poster & Shafto, counsel for the Loan Parties, in substantially the form of Exhibit D hereto with respect to such new Eligible Vessel or Barge or Eligible Physical Asset and as to such other matters as the Administrative Agent may reasonably request.

              Second Amended and Restated Crowley Credit Agreement

                           (viii) Second Amended and Restated Subsdiary Guaranty duly executed by each Person who, prior to such execution, was not a Guarantor, and who has any ownership interest in such new Eligible Vessel and Barge or Eligible Physical Asset.

                           (ix) Acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the applicable Second Amended and Restated Assignments of Insurances, Second Amended and Restated Assignments of Freights and Hires and other applicable Collateral Documents.

                  Section 5.02. Negative Covenants. Each Loan Party hereby agrees that, so long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding other than any Letter of Credit in respect of which cash collateral has been deposited and is maintained in accordance with subsection 2.16(i), any Lender shall have any Commitment hereunder or any Issuing Banks shall have a Letter of Credit Commitment hereunder, such Loan Party shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (a) Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                           (i) Indebtedness in respect of the Advances, the Notes, the Letters of Credit and other obligations of the Borrower under this Agreement;

                           (ii) (A) Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary, and (B) Indebtedness of the Borrower or any Restricted Subsidiary to any Person other than a financial institution in an aggregate principal amount at any time outstanding not exceeding $5,000,000;

                           (iii) Indebtedness of the Borrower in principal amount outstanding at any time not to exceed $10,000,000 in the aggregate under lines of credit offered by commercial banks or other financial institutions to the Borrower to finance the working capital needs of the Borrower and its Restricted Subsidiaries;

                           (iv) Indebtedness consisting of reimbursement obligations in respect of letters of credit (other than the Letters of Credit) issued for the account of the Borrower or any Restricted Subsidiary in an aggregate amount not exceeding for the Borrower and its Restricted Subsidiaries $10,000,000 in aggregate principal amount at any time outstanding;

                           (v) Indebtedness of the Borrower to issuers of life insurance policies under which the Borrower is the beneficiary to the extent that such Indebtedness does not exceed at any time, in the aggregate, the lesser of (A) the cash surrender value of such policies and (B) the sum of $2,000,000 plus the amount of proceeds of such Indebtedness applied to pay premiums on such life insurance policies;

                           (vi) Indebtedness and Guaranty Obligations outstanding on the Restatement Effective Date and listed on
                  Schedule III hereto; and

                           (vii) Indebtedness secured by Liens described in Sections 5.02(b)(vi) and 5.02(b)(xv).

              Second Amended and Restated Crowley Credit Agreement

                  (b) Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                           (i) Liens for taxes, assessments or other charges which (x) are not at the time delinquent or are thereafter payable without penalty, or (y) are being contested in good faith by appropriate proceedings, provided with respect to taxes, assessments or other charges referred to in clause (x) and clause (y), that adequate reserves with respect thereto are maintained on the books of the Borrower and its Restricted Subsidiaries to the extent required in conformity with GAAP;

                           (ii) Liens in existence on the Restatement Effective Date listed on Schedule III hereto, provided that no such Lien is spread to cover any additional property or to secure any additional Indebtedness after the Restatement Effective Date except in accordance with provisions of the documents and instruments relating to the Indebtedness or other obligations secured by such Liens which (x) are in effect as of the Restatement Effective Date, (y) are described on Schedule III and (z) do not purport to cover any Collateral.

                           (iii) Liens on vessels arising in the event the use or title of such vessel is taken or requisitioned by any Governmental Authority;

                           (iv) Liens securing judgments of less than $7,500,000 in the aggregate as to the Borrower and its Restricted Subsidiaries taken as a whole at any time, provided that no such Lien shall have been in existence more than thirty (30) days after the entry of the judgment, or execution thereof shall have been stayed or the payment thereof shall be covered in full by insurance on which the insurer has neither reserved the right to dispute, nor disputed, coverage;

                           (v) Liens on any asset of the Borrower or any of its Restricted Subsidiaries existing at the time such Person is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries, if (x) such merger or consolidation is permitted by this Agreement, and (y) such Lien was otherwise permitted by this Agreement and was not created in contemplation of such event; provided that no such Lien is spread to cover any additional property or to secure any additional Indebtedness after the effective date of such merger or consolidation;

                           (vi) Liens on vessels and related assets existing as of the Restatement Effective Date and created to secure the financing or refinancing of the construction or reconstruction of such vessels, which financing or refinancing is guaranteed under the provisions of Title XI of the Merchant Marine Act of 1936, as amended;

                           (vii) Liens arising in connection with deposits of funds from time to time into the capital construction fund created pursuant to the Capital Construction Fund Agreement (no. MA-CCF-370) dated October 21, 1977, as amended, between the Borrower and the United States of America, but only to the extent such Liens arise solely out of such agreement or out of borrowings of such deposits;

                           (viii) Liens in favor of the Agents or the Lenders to secure any or all of the Borrower's Obligations created under the Loan Documents;

                           (ix) Other Liens arising in the ordinary course of the business of the Borrower and its Restricted Subsidiaries viewed as a whole which (x) do not secure Indebtedness and (y) either (A) are being contested in good faith and with respect to which reserves are being

              Second Amended and Restated Crowley Credit Agreement
                  maintained on the books of the Borrower and its Consolidated Restricted Subsidiaries in conformity with GAAP or (B) in the aggregate do not have, and are not reasonably likely to have, a Material Adverse Effect and will not reasonably likely materially impair the value of the Consolidated assets of the Borrower and its Consolidated Restricted Subsidiaries;

                           (x) Liens on life insurance policies (including the cash surrender value thereof) securing Indebtedness permitted by subsection 5.02(a)(v);

                           (xi) Liens securing Indebtedness of the Borrower and its Restricted Subsidiaries incurred solely in connection with the conversion into Financing Leases of operating leases of the Borrower and its Restricted Subsidiaries that are in existence on the Restatement Effective Date on the property which is the subject of such operating lease; provided that such Liens do not at any time encumber any property other than such property, their earnings, other related assets having a value which is immaterial in relation to the value of such property, and the proceeds of such property and do not secure any other Indebtedness;

                           (xii) Liens on property that is substituted for or replaces comparable property that was theretofore subject to a Lien permitted to exist under this subsection 5.02(b);

                           (xiii) Liens on any asset leased by the Borrower or any of its Restricted Subsidiaries under a lease that is not a Financing Lease, securing the obligations of the Borrower or such Restricted Subsidiary thereunder;

                           (xiv) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness permitted under subsection 5.02(a) and secured by any Lien permitted by this subsection 5.02(b); provided that (x) no such Lien is spread to cover any property other than the property securing such Indebtedness at the time of such refinancing, extension, renewal or refunding and (y) the principal amount of such Indebtedness is not increased to exceed the amount of the Indebtedness on the Restatement Effective Date; and

                           (xv) purchase money Liens securing Indebtedness solely for the purpose of financing the acquisition, construction or improvement of property to be subject to such Liens, or Liens existing on any such property at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved, or the proceeds or rents thereof, and no such extension, renewal or replacement shall extend to or cover any property, or the proceeds or rents thereof, not theretofore subject to the Lien being extended, renewed or replaced.

                  (c) Limitation on Guaranty Obligations. Create, incur, assume or suffer to exist any Guaranty Obligation except:

                           (i) the Guaranty Obligation of the Borrower pursuant to Article VII, and the Guaranty Obligations of the Guarantors under the Second Amended and Restated Subsdiary Guaranty;

                           (ii) the Letters of Credit and other letters of credit in respect of which reimbursement obligations would be permitted by subsection 5.02(a)(iv);

              Second Amended and Restated Crowley Credit Agreement

                           (iii)    Guaranty Obligations included in
                  Indebtedness permitted pursuant to subsection 5.02(a);

                           (iv) Guaranty Obligations of the Borrower or its Consolidated Restricted Subsidiaries in respect of primary obligations of the Borrower or its Consolidated Restricted Subsidiaries otherwise permitted under this Agreement, provided that Guaranty Obligations in respect of primary obligations of Restricted Subsidiaries that are not Guarantors shall not in the aggregate exceed $15,000,000;

                           (v) Guaranty Obligations outstanding on the Restatement Effective Date and listed on Schedule III and renewals and extensions of such existing Guaranty Obligations which do not increase the amount of the primary obligations guaranteed thereby; and

                           (vi) other Guaranty Obligations aggregating not in excess of the lesser of (i) $25,000,000 and (ii) 10% of the stockholders' equity (as reflected on the most recent Consolidated Balance Sheet of the Borrower delivered pursuant hereto), in each case, at any time outstanding.

                  (d) Limitations on Fundamental Changes. (i) Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of the property, business or assets of the Borrower and its Restricted Subsidiaries taken as a whole; except that:

                           (A) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Borrower (provided that the Wholly Owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation and shall be party to the Amended and Restated Subsdiary Guaranty);

                           (B) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary of the Borrower which is a party to the Amended and Restated Subsdiary Guaranty; and

                           (C) any Subsidiary which is not a Loan Party may liquidate, wind up or dissolve;

         provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (ii) Materially change or depart from the business or operating activities presently conducted by the Borrower and its Restricted Subsidiaries taken as a whole.

                  (e) Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, to any Person other than the Borrower or a Guarantor ("Asset Dispositions"), except:

                           (i) Asset Dispositions in the ordinary course of business consistent with past practices, so long as such assets do not constitute Collateral;

              Second Amended and Restated Crowley Credit Agreement

                           (ii) Asset Dispositions in the form of the sale or discount of accounts receivable arising in the ordinary course of business to the capital construction fund created pursuant to the Capital Construction Fund Agreement (No. MA-CCF-370) dated October 21, 1977, as amended between the Borrower and the United States of America;

                           (iii) Asset Dispositions permitted by subsection 5.02(d) or subsection 5.02(i);

                           (iv) Asset Dispositions in respect of the assets described in Schedule VIII;

                           (v) Asset Dispositions in any fiscal year for cash and consideration other than cash having an aggregate value (as determined in good faith by the Borrower) not in excess of $25,000,000 net of (a) all legal fees, finder's fees and other similar fees and commissions paid in connection with such Asset Dispositions, (b) taxes payable in connection with or as a result of such Asset Dispositions and (c) other out-of-pocket costs incurred in connection with such Asset Dispositions; provided, however, in the case of each of clauses (a) and (c) above such amounts may be deducted only to the extent that such amounts so deducted are, at the time of such Asset Disposition, paid to a Person that is not an Affiliate of such Person (or, if paid to such an Affiliate, to the extent the terms of such payment are no more favorable to such Affiliate than such terms would be in an arm's-length transaction) and are properly attributable to such transaction or to the asset that is the subject thereof; and

                           (vi) Asset Dispositions with respect to any Eligible Vessel and Barge (including dispositions pursuant to re-registrations of any Eligible Vessel and Barge in another flag in the ordinary course of business) or Eligible Physical Asset (each a "Vessel or Barge Disposition" or "Physical Asset Disposition", respectively) in compliance with Sections 5.01(p) and 5.01(q).

                  (f) Limitation on Dividends and Other Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Equity Interests of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary except for, so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) common stock repurchases made in connection with employee stock ownership plans or other employee stock incentive plans, (ii) the purchase by the Borrower of the Borrower's Equity Interests from the estate of any shareholder, provided that the purchase price thereof is paid entirely with the proceeds received by the Borrower from life insurance maintained by it on the life of such shareholder and (iii) dividends on the Borrower's Equity Interests, provided that the aggregate amount expended by the Borrower in connection with the dividends and payments described in clauses (i) through (iv) above shall not exceed $10,000,000 in any twelve-month period.

                  (g) Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase or otherwise acquire any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any other Person (all the foregoing, collectively, "Investments"), except:

                           (i) Investments in the form of extensions of trade credit in the ordinary course of business;

                           (ii)     Investments in Cash Equivalents;

              Second Amended and Restated Crowley Credit Agreement

                           (iii) Investments in the form of loans and advances to employees of the Borrower or its Restricted Subsidiaries in the ordinary course of business and consistent with past practices, and Investments in the form of loans and advances to shareholders of the Borrower or trusts or similar estate planning entities of or for the benefit of any such shareholder the proceeds of which are used to pay life insurance premiums on the life of such shareholder;

                           (iv)     Investments by the Borrower in its
                  Restricted Subsidiaries and by any Restricted Subsidiary in the Borrower or in any other Restricted Subsidiary; provided that the aggregate amount of Investments by the Borrower or any Material Subsidiary of the Borrower in Restricted Subsidiaries of the Borrower which are not Guarantors shall not exceed at any time the sum of (A) (x) $2,500,000 in respect of Subsidiaries which are Regulated Subsidiaries on the Restatement Effective Date, (y) $15,000,000 in respect of Regulated Subsidiaries not in existence on the Restatement Effective Date and (z) $10,000,000 in respect of all other non-Guarantor Restricted Subsidiaries plus (B) the aggregate amount of Investments in such Restricted Subsidiaries of the Borrower that are not Guarantors made in accordance with the Borrower's cash management practices in the ordinary course of business, in each case inclusive of any Investments permitted pursuant to any other clause of this subsection 5.02(g);

                           (v)      Investments in the form of notes or
                  securities received as consideration for sales of assets permitted pursuant to subsection 5.02(e);

                           (vi)     Investments in Joint Ventures and
                  non-Consolidated Subsidiaries and Affiliates to the extent permitted under Section 5.02(l);

                           (vii)    Investments permitted by subsection 5.02(d);

                           (viii) Investments in foreign currencies or otherwise in time deposits or other securities of foreign Governmental Authorities or other foreign Persons, if required by the action of a foreign Governmental Authority or to fund working capital requirements for the operations of the Borrower or any Restricted Subsidiary in a foreign country;

                           (ix)     Investments made by the Borrower in
                  consummating the Yukon Acquisition; and

                           (x) Investments to the extent not otherwise prohibited by any other provision of Section 5.02 in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $5,000,000.

                  (h) Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or any Joint Venture unless (i) such transaction is otherwise permitted under this Agreement, (ii) such transaction is in the ordinary course of the Borrower's or such Restricted Subsidiary's business or (iii) either (x) such transaction is upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate or (y) such transaction taken together with all other such transactions described in this clause (iii) would not be reasonably likely to have a material adverse effect on the business, operations, condition (financial or otherwise), properties or prospects of the Borrower and the Guarantors taken as a whole.

              Second Amended and Restated Crowley Credit Agreement

                  (i) Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Restricted Subsidiary except for
         (i) any such arrangement permitted by subsection 5.02(a)(vi) and (ii) any such arrangement not constituting a Financing Lease.

                  (j) Non-Guarantor Subsidiaries. Create, acquire or permit to exist any Subsidiary that is not party to the Second Amended and Restated Subsdiary Guaranty, except (i) Regulated Subsidiaries, (ii) Joint Ventures, (iii) any Material Subsidiary that has become party to the Second Amended and Restated Subsdiary Guaranty within 60 days after becoming a Material Subsidiary and (iv) Subsidiaries (other than Regulated Subsidiaries and Joint Ventures) that are not Material Subsidiaries; provided that if such Subsidiaries have (x) aggregate Net Assets greater than $30,000,000 at the end of any fiscal quarter of the Borrower or (y) aggregate Net Revenue greater than $60,000,000 for a period of the most recently completed four consecutive fiscal quarters of the Borrower, one or more of such Subsidiaries shall have become party to the Second Amended and Restated Subsdiary Guaranty within 60 days after such Subsidiaries exceed such aggregate amount of Net Assets or Net Revenue so that the Subsidiaries not then party to the Second Amended and Restated Subsdiary Guaranty do not exceed such aggregate amounts.

                  (k) Negative Pledge Agreements. Enter into or suffer to exist in favor of any Person other than the Agents, the Lenders and the Issuing Banks any agreement prohibiting the Borrower or any Restricted Subsidiary from entering into or suffering to exist any agreement that prohibits or conditions the creation or assumption of any Lien upon any of its property or assets (other than property or assets not constituting Collateral that are subject to Liens under the DNB Credit Faciliy and identified on Schedule III) except those in favor of such Person (any such agreement, a "Negative Pledge Agreement") unless prior to entering into or the existence of such Negative Pledge Agreement the Agents, the Lenders and the Issuing Banks are granted in writing substantially similar rights.

                  (l) Joint Ventures. Create, acquire or permit to exist any Subsidiary that is not a Restricted Subsidiary except any Subsidiary which is a special purpose corporation, partnership, limited liability company, trust or estate or other entity created after the Restatement Effective Date by the Borrower or any Subsidiary of the Borrower and any Person or Persons other than the Borrower or a Subsidiary of the Borrower in order to conduct a common business enterprise with such Person or Persons (each such Subsidiary being a "Joint Venture"); provided that (i) the total Investments by the Loan Parties in all such Joint Ventures from the Restatement Effective Date through the Termination Date shall not exceed $25,000,000 and (ii) within 60 days of the creation or acquisition of such Joint Venture the Administrative Agent shall have received (x) written notice by the Borrower of the creation or acquisition of such Joint Venture, including the names of all parties to such Joint Venture, the aggregate amount of all Investments of the Borrower and any Restricted Subsidiary which are required to be made in such Joint Venture (including any Guaranty Obligations in respect thereof) and the percentage ownership by the Borrower and any Restricted Subsidiary in such Joint Venture and
         (y) a certified copy of each material formation, capitalization or organization agreement of such Joint Venture and each material shareholder or investor agreement related to the Joint Venture to which the Borrower or any Restricted Subsidiary is a party.

                  (m) Accounts Receivable. Create, incur, assume or suffer to exist any Lien upon any of its accounts receivable arising in connection with, or in connection with the use of, any

              Second Amended and Restated Crowley Credit Agreement

         Eligible Vessel and Barge, whether now owned or hereafter acquired, except for the Liens created under the Collateral Documents.

                  (n) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents other than amendments that could not be reasonably expected to have a Material Adverse Effect or adversely affect the interests of the Lender Parties.

                  (o) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as permitted by generally accepted accounting principles, or (ii) fiscal year.

                  (p) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) the optional prepayment of debt under the DNB Credit Facility in accordance with Section 2.15 hereof and (iii) to refinance existing debt or amend, modify or change such existing debt if such amendments, modifications or changes constitute terms more favorable to the Borrower and its Subsidiaries and so long as such amendments, modifications or changes will not impair the rights and interests of the Lender Parties.

                  (q) Partnerships, Etc. Except as otherwise expressly permitted under this Agreement, become a general partner in any new general or limited partnership, or permit any of its Subsidiaries to do so.

                  (r) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions, other than hedging arrangements entered into in the ordinary course of business consistent with past practices.

                  Section 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender
Parties:

                  (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

                  (b) Annual Financials. As soon as available and in any event within 120 days after the end of each fiscal year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and a Consolidated and consolidating statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders of Deloitte & Touche or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that

              Second Amended and Restated Crowley Credit Agreement a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Vice President-Finance or Treasurer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

                  (c) Quarterly Financials. As soon as available and in any event within 60 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated and consolidating statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated and consolidating statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Vice President-Finance or Treasurer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

                  (d) Annual Forecasts. As soon as available and in any event no later than 120 days after the end of each fiscal year, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements and annually each year thereafter on such 120th date or earlier such balance sheets, income statements and cash flow statements for the following year until the Termination Date

                  (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on
         Schedule 4.01(f) hereto.

                  (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

              Second Amended and Restated Crowley Credit Agreement

                  (g) Creditor Reports. Promptly upon the furnishing thereof, notice thereof to the Administrative Agent and at the reasonable request of the Administrative Agent, copies of any financial statement or report furnished generally to the holders of debt under and pursuant to the terms of the DNB Credit Facility and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

                  (h) Tax Certificates. Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by the president or the chief financial officer of the Borrower, stating that the Borrower has paid to the Internal Revenue Service or other taxing authority the full amount that such affiliated group is required to pay in respect of Federal income tax for such year and that the Borrower and its Subsidiaries have received any amounts payable to them, and have not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amount they are required to pay, under any tax sharing agreement listed on Part I of Schedule XIII hereto in respect of such taxable year.

                  (i) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or
         (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (j) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Required Lenders through the Administrative Agent, may reasonably specify.

                  (k) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                           (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                           (iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                           (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

              Second Amended and Restated Crowley Credit Agreement

                  (l) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

                  Section 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

                  (a) Leverage Ratio. Maintain at all times a Leverage Ratio of not greater than the ratio set forth below during each period set forth below:

FISCAL YEAR ENDING DECEMBER 31       LEVERAGE RATIO
             2004                       3.25:1.00
             2005                       3.00:1.00
             2006                       2.75:1.00
     2007 and thereafter                2.50:1.00

                  (b) Total Debt to EBITDAR Ratio. Maintain, at the end of each fiscal quarter of the Borrower, a ratio of Total Debt to EBITDAR for the four fiscal quarters ended as of the end of such quarter not greater than the ratio set forth below for each period set forth below:

FOR EACH FISCAL QUARTER
DURING THE FISCAL YEAR           TOTAL DEBT/EBITDAR
  ENDING DECEMBER 31                   RATIO
        2004                        3.25:1.00
        2005                        3.25:1.00
        2006                        3.00:1.00
 2007 and thereafter                3.00:1.00

                  (c) Interest Coverage Ratio. Maintain, at the end of each fiscal quarter of the Borrower, a ratio of Consolidated EBITDA to Consolidated interest expense (net of interest income) for the four fiscal quarters ended as of the end of such quarter not less than 3.50:1.0.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  Section 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within 3 Business Days after the same shall become due and payable; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

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                  (c)      the Borrower shall fail to perform or observe any
         term, covenant or agreement contained in Section 2.15, 5.01(a), (b),
         (d), (e), (f), (j) or (p), 5.02, 5.03 or 5.04; or

                  (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

                  (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Indebtedness of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount of at least $5,000,000 either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) (i) any Loan Party, Regulated Subsidiary or any Material Subsidiary (to the extent not a Loan Party) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Loan Party, Regulated Subsidiary or any Material Subsidiary (to the extent not a Loan Party) shall make a general assignment for the benefit of its creditors; or
         (ii) there shall be commenced against any Loan Party, Regulated Subsidiary or any Material Subsidiary (to the extent not a Loan Party) any case, proceeding or other action of a nature referred to in clause
         (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party, Regulated Subsidiary or any Material Subsidiary (to the extent not a Loan Party) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party, Regulated Subsidiary or any Material Subsidiary (to the extent not a Loan Party) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) any Loan Party, Regulated Subsidiary or any Material Subsidiary (to the extent not a Loan Party) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan

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                                       57

         and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and the ERISA Affiliates related to such ERISA Event) exceeds $7,500,000; or (ii) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $7,500,000 or requires payments exceeding $1,500,000 per annum; or (iii) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,500,000, which amount is not paid when due; or

                  (h) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability of $7,500,000 or more (calculated after deducting therefrom any amount that will be paid by a recognized protection and indemnity club that is a member of the International Group Agreement or any insurer rated at least B++ by A.M. Best Company, or the equivalent thereof provided by a rating service whose ratings of insurance companies are internationally recognized or any insurer acceptable to the Administrative Agent, if such insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or decree) and such judgments or decrees involving in the aggregate $7,500,000 or more shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (j) with regard to any Title XI Financing Agreement, (A) any "Payment Default" shall have occurred with respect to any of the Title XI Subsidiaries or the Borrower; or (B) any Secretary's Notice (as defined in, or by reference in, any Title XI Financing Agreement) shall be issued for any reason; or (C) the Borrower shall be required pursuant to any stock Subscription Agreement (as defined in, or by reference in, any Title XI Financing Agreement) to purchase any shares of or make any cash advances to any Title XI Subsidiaries in an amount, together with any deposit or pledge amounts described in clause (D) of this subsection, in excess of $5,000,000; or (D) any Title XI Subsidiaries or the Borrower shall be required to make any deposit into any Title XI Reserve Fund or to make any pledge of cash collateral (whether or not such pledge or deposit is made) or any such deposit or pledge is made, in an amount, together with any subscription or cash advance amounts described in clause (C) of this paragraph (j), in excess of $5,000,000; or

                  (k) if at any time the Borrower or its Subsidiaries shall become liable (whether, directly or indirectly, by indemnity or contribution or otherwise) for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect; or

                  (l)      the Amended and Restated Subsdiary Guaranty or
         Article VII hereof shall cease to be in full force and effect, shall be determined by any court to be void, voidable or unenforceable, or any Loan Party shall assert any defense to any of its obligations under any Loan

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                                       58

         Document to which it is a party or otherwise contest its liability thereunder, or any such Loan Party shall rescind or revoke (or attempt to rescind or revoke) any of its obligations under any Loan Document, whether with respect to future transactions or otherwise;

                  (m) there shall occur and be continuing an "Event of Default" as defined in any Ship Mortgage;

                  (n)      a Change in Control shall occur; or

                  (o) except as otherwise permitted hereunder, the Secured Parties shall cease to have a first-priority perfected security interest in any Collateral; or

                  (p) there shall occur and be continuing a default under or in respect of the DNB Credit Facility solely as a result of any failure to make any payments when such payment becomes due and payable thereunder;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments and the Letter of Credit Commitments shall immediately terminate and the Advances hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders (or, in the case of an Event of Default specified in paragraph (a) above, the Majority Lenders), the Administrative Agent may, or upon the request of the Required Lenders (or, in the case of an Event of Default specified in paragraph (a) above, the Majority Lenders), the Administrative Agent shall, by notice to the Borrower, declare the Commitments and the Letter of Credit Commitments to be terminated forthwith, whereupon the Commitments and the Letter of Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders (or, in the case of an Event of Default specified in paragraph (a) above, the Majority Lenders), the Administrative Agent may, or upon the request of the Required Lenders (or, in the case of an Event of Default specified in paragraph (a) above, the Majority Lenders), the Administrative Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                  Section 6.02. Actions in Respect of the Letters of Credit upon Default. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a non-interest bearing cash collateral account opened by, and under the sole dominion and control of, the Administrative Agent an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding, and the Borrower hereby grants to the Administrative Agent for the benefit of the Agents, the Issuing Banks and the Lenders a security interest in all funds so deposited to and from time to time held (in the form of cash, certificates or instruments) in the cash collateral account and proceeds thereof. The Borrower and the Administrative Agent shall thereafter enter into documentation reaffirming the grant of the security interest hereunder and otherwise relating to such cash collateral account in form and substance satisfactory to the Administrative Agent and the Borrower. The Administrative Agent shall, at the Borrower's direction and without assuming any risk of loss thereof, invest the funds in the cash collateral account in Cash Equivalents for the account of the Borrower. All interest and other investment gains earned on such investments shall be added to the cash collateral account as additional collateral security for the prompt and complete payment when due of the obligations and liabilities of the Borrower and any Designated Account Party under and in respect of the Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such

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                                       59

Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than any Agent, any Issuing Bank or the Lenders, which right or claim could reasonably have the effect of reducing the value of such funds to the Issuing Banks and the Lenders, or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon receipt of a demand by the Administrative Agent, pay to the Administrative Agent, as additional funds in Dollars to be deposited and held in such cash collateral account, an amount equal to (a) the amount by which the value of such funds to the Lenders and the Issuing Banks has been reduced, or
(b) the excess of (i) such aggregate Available Amount over (ii) the total amount of funds, if any, then held in such cash collateral account, respectively. On or after the date all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes then due and payable shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

                                  ARTICLE VII

                                BORROWER GUARANTY

                  Section 7.01. Guaranty. The Borrower hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each Designated Account Party now or hereafter existing under the L/C Related Documents, whether for reimbursement of drawings under any Letter of Credit, principal, interest, fees, expenses or otherwise (such Obligations being the "Borrower Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by any Agent, any Issuing Bank or any Lender in enforcing any rights under the guaranty contained in this Article
VII. Without limiting the generality of the foregoing, the Borrower's liability shall extend to all amounts that constitute part of the Borrower Guaranteed Obligations and would be owed by each Designated Account Party to any Agent, any Issuing Bank or any Lender under the L/C Related Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Designated Account Party.

                  Section 7.02. Guaranty Absolute. The Borrower guarantees that the Borrower Guaranteed Obligations will be paid strictly in accordance with the terms of the L/C Related Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Agent, any Issuing Bank or any Lender with respect thereto. The Obligations of the Borrower under the guaranty contained in this Article VII are independent of the Borrower Guaranteed Obligations or any other Obligations of any other Loan Party or Designated Account Party under the L/C Related Documents, and a separate action or actions may be brought and prosecuted against the Borrower to enforce the guaranty contained in this Article VII, irrespective of whether any action is brought against any Designated Account Party or any other Loan Party or whether any Designated Account Party or any other Loan Party is joined in any such action or actions. The liability of the Borrower under the guaranty contained in this Article VII shall be irrevocable, absolute and unconditional irrespective of, and the Borrower hereby irrevocably waives, any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any L/C Related Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Borrower Guaranteed Obligations or any other Obligations of any Designated Account

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                                       60

         Party or any Loan Party under the L/C Related Documents, or any other amendment or waiver of or any consent to departure from any L/C Related Document, including, without limitation, any increase in the Borrower Guaranteed Obligations resulting from the extension of additional credit to any Designated Account Party or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any collateral security, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Borrower Guaranteed Obligations;

                  (d) any manner of application of collateral security, or proceeds thereof, to all or any of the Borrower Guaranteed Obligations, or any manner of sale or other disposition of any collateral security for all or any of the Borrower Guaranteed Obligations or any other Obligations of any Designated Account Party or any other Loan Party under the L/C Related Documents or any other assets of any Designated Account Party or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Designated Account Party or any of its Subsidiaries;

                  (f) any failure of any Agent, Issuing Bank or Lender to disclose to any Designated Account Party or the Borrower any information relating to the financial condition, operations, properties or prospects of any other Designated Account Party or any other Loan Party now or in the future known to any Agent, Issuing Bank or Lender (the Borrower waiving any duty on the part of the Agents, Issuing Banks or Lenders to disclose such information); or

                  (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Agent, Issuing Bank or Lender that might otherwise constitute a defense available to, or a discharge of, any Designated Account Party, the Borrower or any other guarantor or surety.

The guaranty contained in this Article VII shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Borrower Guaranteed Obligations is rescinded or must otherwise be returned by any Agent, Issuing Bank or Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Designated Account Party or any other Loan Party or otherwise, all as though such payment had not been made.

                  Section 7.03. Waivers and Acknowledgments. (a) The Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Borrower Guaranteed Obligations and the guaranty contained in this Article VII and any requirement that any Agent, Issuing Bank or Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Designated Account Party or any other Person or any collateral security.

                  (b) The Borrower hereby waives any right to revoke the guaranty contained in this Article VII, and acknowledges that the guaranty contained in this Article VII is continuing in nature and applies to all Borrower Guaranteed Obligations, whether existing now or in the future.

                  (c) The Borrower acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this
Section 7.03 are knowingly made in contemplation of such benefits.

                  Section 7.04. Subrogation. The Borrower will not exercise any rights that it may now or hereafter acquire against any Designated Account Party or any other insider guarantor that arise from

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                                       61

the existence, payment, performance or enforcement of the Borrower's Obligations under the guaranty contained in this Article VII or any other L/C Related Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Agent, Issuing Bank or Lender against any Designated Account Party or any other insider guarantor or any collateral security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Designated Account Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under the guaranty contained in this Article VII shall have been paid in full in cash, all Letters of Credit shall have expired or terminated and not have been renewed, all Reimbursement Obligations shall have been paid in full in cash and the Commitments and the Letter of Credit Commitments shall have expired or terminated. If any amount shall be paid to the Borrower in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Borrower Guaranteed Obligations and all other amounts payable under the guaranty contained in this Article VII and the later of (i) the Termination Date and (ii) the expiration or termination of all Letters of Credit and the payment in full in cash of all Reimbursement Obligations, such amount shall be held in trust for the benefit of the Agents, Issuing Banks and Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Borrower Guaranteed Obligations and all other amounts payable under the guaranty contained in this Article VII, whether matured or unmatured, in accordance with the terms of the L/C Related Documents, or to be held as collateral security for any Borrower Guaranteed Obligations or other amounts payable under the guaranty contained in this Article VII thereafter arising. If (i) the Borrower shall make payment to any Agent, Issuing Bank or Lender of all or any part of the Borrower Guaranteed Obligations, (ii) all of the Borrower Guaranteed Obligations and all other amounts payable under the guaranty contained in this Article VII shall be paid in full in cash and (iii) the Termination Date shall have occurred, all Letters of Credit shall have expired or terminated and not been renewed and all Reimbursement Obligations shall have been paid in full in cash, the Agents, Issuing Banks and Lenders will, at the Borrower's request and expense, execute and deliver to the Borrower appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Borrower of an interest in the Borrower Guaranteed Obligations resulting from such payment by the Borrower.

                  Section 7.05. Continuing Guaranty. The guaranty contained in this Article VII is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Borrower Guaranteed Obligations and all other amounts payable under the guaranty contained in this
Article VII and the later of (i) the Termination Date and (ii) the expiration or termination of all Letters of Credit and the payment in full in cash of all Reimbursement Obligations, (b) be binding upon the Borrower, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agents, Issuing Banks and Lenders and their successors, transferees and assigns.

                                  ARTICLE VIII

                                   THE AGENTS

                  Section 8.01. Authorization and Action. Each Lender Party (in its capacities as a Lender and the Issuing Bank (if applicable)) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of

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                                       62

Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  Section 8.02. Agent's Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  Section 8.03. CUSA and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, if any, CUSA shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include CUSA in its individual capacity. CUSA and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if CUSA was not an Agent and without any duty to account therefor to the Lender Parties. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

                  Section 8.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  Section 8.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender

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Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "Indemnified Costs"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified
Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

                  (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

                  (c) For purposes of this Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and
         (iii) the aggregate unused portions of their respective Revolving Credit Commitments at such time; provided that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  Section 8.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower; provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as Collateral Agent and Letter of

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                                       64

Credit Issuing Bank and released from all of its obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Ship Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this
Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders affected by such amendment, waiver or comment, do any of the following: (a) waive any of the conditions specified in
Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes, any Reimbursement Obligation or any fees or other amounts payable hereunder (provided that any Lender may waive, for itself, the timely payment of any amount owed to it arising from any claim by such Lender in respect of any indemnity obligation of the Borrower to such Lender pursuant to Section 2.10,
2.11 or 2.13), (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or of the aggregate Available Amount of outstanding Letters of Credit, or the number of Lenders, that in each case shall be required for the Lenders or any of them to take any action hereunder, (f) reduce or limit the obligations of any Guarantor under Section 1 of the Amended and Restated Subsdiary Guaranty or of the Borrower under Section 7.01 or otherwise limit any Guarantor's or the Borrower's respective liability with respect to the Obligations owing to the Agents, the Lenders and the Issuing Banks, (g) amend this Section 9.01 or (h) release all or substantially all of any cash collateral securing Reimbursement Obligations under Letters of Credit, except to the extent permitted by Section 2.16(i) in respect of Excess Amounts described therein; and provided further that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Banks under this Agreement; provided further that no amendment, waiver or consent shall, unless in writing and signed by the

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                                       65

Administrative Agent or the Collateral Agent, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or Collateral Agent in its capacity as such Agent, under this Agreement or any Note.

                  Section 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier) and sent by a prepaid nationally recognized overnight courier, telecopied, or delivered, if to the Borrower, at its address at 155 Grand Avenue, Oakland, California 94612, Attention: Albert M. Marucco, Vice President and Treasurer; if to any Guarantor, c/o the Borrower at the foregoing address; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Administrative Agent or Collateral Agent, at its address at 388 Greenwich Street, New York, New York 10013, Attention: Robert Malleck; if to any Issuing Bank, at its Notice Office specified opposite its name on Schedule I hereto; or, as to the Borrower or any Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, sent by a nationally recognized overnight courier, or telecopied, be effective when deposited in the mails, delivered to such courier, or telecopied, respectively, except that notices and communications to the Administrative pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent, as the case may be. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  Section 9.03. No Waiver; Remedies, Entire Agreement. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Agreement and the other Loan Documents constitute the entire agreement of the parties with respect hereto.

                  Section 9.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication (including costs and expenses related to printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

                  (b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors,

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                                       66

         employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to
         Section 2.06, 2.08 or 2.10, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 9.07(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.05, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections
         2.10 and 2.12 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

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                                       67

                  Section 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01 or otherwise with the consent of the Required Lenders, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

                  Section 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                  Section 9.07. Assignments and Participations. (a) Each Lender, with the consent of the Borrower, each Agent and each Issuing Bank, may and, in the case of a Lender if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or 2.13) upon at least 5 Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that
(i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under and in respect of the Revolving Credit Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, the remaining Commitment of the assigning Lender shall in no event be less than $10,000,000, (iv) each such assignment shall be to an Eligible Assignee, (v) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (vi) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this
Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts then due and payable to such Lender under this Agreement and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and

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recordation fee of $2,500; provided further that if such assignment is to an
Eligible Assignee which is a direct or indirect wholly owned Subsidiary or Affiliate of any Lender or the controlling corporation of such Lender, no consent of the Borrower shall be required for such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) Each Issuing Bank may assign to one or more Lenders or Affiliates of a Lender all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof,
(ii) except in the case of an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the remaining commitment of the assigning Issuing Bank shall in no event be less than $5,000,000, (iii) each such assignment shall be to an Eligible Assignee and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,500.

                  (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive

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                                       69

and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the forms such assignee is required to deliver pursuant to subsection 2.13(e) and any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice (or, if later, the effective date of the transfer), the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                  (f) Each Lender may sell participations to one or more banks or other entities (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, each Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder (to the extent such participant would be entitled to share therein), in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

                  (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  Section 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the

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same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

                  Section 9.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  Section 9.10. Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender Party, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party, (e) in connection with any litigation or proceeding to which such Agent or such Lender Party or any of its Affiliates may be a party or (f) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document.

                  Section 9.11. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

                  Section 9.12. Patriot Act Notification. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Parent Guarantor and the Borrower shall, and shall cause each of their Subsidiaries to, provide, to the

              Second Amended and Restated Crowley Credit Agreement extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

                  Section 9.13. JURISDICTION, ETC (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

                  (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                  Section 9.14. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Section 9.15. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS, THE ADVANCES, THE LETTERS OF CREDIT OR THE ACTIONS OF ANY AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

              Second Amended and Restated Crowley Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             CROWLEY MARITIME CORPORATION

                             By /s/ Albert M. Marucco
                                -----------------------------------------
                                Title: Vice President, Treasurer

                             CITICORP USA, INC., as Administrative Agent and as Collateral Agent

                             By /s/ Robert Malleck
                                -----------------------------------------
                                Title: Director, New York Shipping & Logistics

              Second Amended and Restated Crowley Credit Agreement

                             Lender Parties

                             CITIBANK, N.A., as Initial Issuing Bank

                             By /s/ Robert Malleck
                                ------------------------------------------------
                                Title: Director, New York Shipping & Logistics

                             CITICORP USA, INC., as Initial Lender

                             By /s/ Robert Malleck
                                ------------------------------------------------
                                Title: Director, New York Shipping & Logistics

                             NORDEA BANK NORGE ASA, ACTING THROUGH
                             ITS GRAND CAYMAN BRANCH, as Lender

                             By: /s/ Martin Lunder
                                 -----------------------------------------------
                                 Name: Martin Lunder
                                 Title: Senior Vice President

                             By: /s/ Alison B. Barber
                                 -----------------------------------------------
                                 Name: Alison B. Barber
                                 Title: Vice President

                             DNB NOR BANK ASA, as Lender

                             By: /s/ Barbara Gronquist
                                 -----------------------------------------------
                                 Name: Barbara Gronquist
                                 Title: Senior Vice President

                             By: /s/ Nikolai A. Nachamkin
                                 -----------------------------------------------
                                 Name: Nikolai A. Nachamkin
                                 Title: First Vice President

                             HSH NORDBANK AG, as Lender

                             By: /s/ Hauke Tessmer
                                 -----------------------------------------------
                                 Name: Hauke Tessmer
                                 Title: Vice President

                             By: /s/ Oliver Hermanns
                                 -----------------------------------------------
                                 Name: Dr. Hermanns
                                 Title: Senior Vice President

              Second Amended and Restated Crowley Credit Agreement